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COMPENSATION DISCUSSION AND ANALYSIS

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

NRG YIELD, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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2018

Annual Meeting of Stockholders & Proxy Statement

NRG YIELD℠

March 15, 2018

Dear Stockholder:

We are pleased to invite you to attend NRG Yield, Inc.'s Annual Meeting of Stockholders, which will be held at 9 a.m., Eastern Time, on Tuesday, April 24, 2018, at the Hyatt Regency Princeton, located at 102 Carnegie Center, Princeton, New Jersey 08540. Details regarding admission to the meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. Information about voting methods is set forth in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

On behalf of NRG Yield, Inc., I thank you for your ongoing interest and investment in NRG Yield, Inc. We are committed to acting in your best interests. If you have any questions with respect to voting, please call our proxy solicitor, MacKenzie Partners, Inc. at (800) 322-2885 (toll free).

Sincerely,

MAURICIO GUTIERREZ
Chairman of the Board

THIS PROXY STATEMENT AND PROXY CARD ARE
BEING DISTRIBUTED ON OR ABOUT MARCH 15, 2018.

NRG Yield, Inc.
804 Carnegie Center, Princeton, New Jersey 08540

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

When: Tuesday, April 24, 2018, 9:00 a.m. Eastern Time

Where: Hyatt Regency Princeton, located at 102 Carnegie Center, Princeton, New Jersey 08540

We are pleased to invite you to join our Board of Directors and senior leadership at the NRG Yield, Inc. 2018 Annual Meeting of Stockholders.

ITEMS OF BUSINESS:
1.
To elect seven directors.

2.
To approve, on a non-binding advisory basis, NRG Yield, Inc.'s executive compensation.

3.
To ratify the appointment of KPMG LLP as NRG Yield, Inc.'s independent registered public accounting firm for the 2018 fiscal year.

4.
To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement.

RECORD DATE:

You are entitled to vote if you were a stockholder of record of our Class A, Class B, Class C or Class D common stock at the close of business on March 1, 2018.

Voting Information

HOW TO VOTE:

Even if you plan to attend the Annual Meeting in person, please vote right away using one of the following advance voting methods. Make sure to have your proxy card or voting instruction form in hand and follow the instructions in the card or form.

Via the Internet:

You may vote at www.proxyvote.com, from anywhere in the world, 24 hours a day, 7 days a week, up until 11:59 p.m. Eastern Time on April 23, 2018.

By phone:

If you live in the United States, you may vote 24 hours a day, 7 days a week, up until 11:59 p.m. Eastern Time on April 23, 2018, by calling 1-800-690-6903 from a touch-tone phone.

By mail:

If you received a paper copy of the materials, you may mark, sign, date and mail your proxy card or voting instruction card in the enclosed, postage-paid address envelope, as soon as possible as it must be received by the Company prior to April 24, 2018, the Annual Meeting date.

In person:

You can vote by a ballot that will be provided to you at the Annual Meeting. However, if you are a beneficial owner of shares held in street name (through a bank, broker or other nominee), you must bring a legal proxy from your bank, broker or other nominee to vote in person.

By Order of the Board of Directors

BRIAN E. CURCI
Corporate Secretary

2018 ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT

PROXY STATEMENT HIGHLIGHTS 1

Proxy Statement Highlights

This summary highlights information contained elsewhere in this proxy statement (Proxy Statement). This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement before voting. For information regarding NRG Yield, Inc.'s 2017 performance, please review NRG Yield, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2017 (2017 Form 10-K).

Roadmap of Voting Matters

Stockholders are being asked to vote on the following matters at the 2018 Annual Meeting of Stockholders (Annual Meeting):

BOARD RECOMMENDATION

Proposal 1. Election of Directors (page 11)

The Board of Directors (Board) and the Corporate Governance, Conflicts and Nominating Committee believe that the seven director nominees possess the necessary qualifications, attributes, skills and experience to provide advice and counsel to the Company's management and effectively oversee the business and the long-term interests of our stockholders.

FOR each director nominee

Proposal 2. Approval, on a non-binding advisory basis, of NRG Yield, Inc.'s executive compensation (Say on Pay Proposal) (page 18)

The Company seeks a non-binding advisory vote to approve the compensation of its named executive officers (NEOs) as described in the Compensation Discussion and Analysis (CD&A) beginning on page 37 and the compensation tables and respective narrative discussion. The Board values stockholders' opinions, and the Compensation Committee will take into account the outcome of the Say on Pay Proposal when considering future executive compensation decisions.

FOR

Proposal 3. Ratification of the appointment of KPMG LLP as NRG Yield, Inc.'s independent registered public accounting firm for the 2018 fiscal year (Ratification of KPMG LLP's Appointment Proposal) (page 19)

The Audit Committee and the Board believe that the retention of KPMG LLP as the Company's independent registered public accounting firm for the 2018 fiscal year is in the best interests of the Company and its stockholders. As a matter of good corporate governance, stockholders are being asked to ratify the Audit Committee's selection of KPMG LLP.

FOR

PROXY STATEMENT HIGHLIGHTS 2

Corporate Governance Highlights

We are committed to maintaining high standards of corporate governance, which promote the long-term interests of our stockholders, strengthens Board and management accountability and helps build public trust in the Company. The "Governance of the Company" section beginning on page 5 describes our corporate governance framework, which includes the following highlights:

• Annual election of directors	• Lead Independent Director

• 7 director nominees	• Independent audit, compensation, and governance committees

• 3 independent director nominees	• Regular executive sessions of independent directors

• Risk oversight by full Board and committees	• Anti-hedging and anti-pledging policies

• Annual self-evaluation of full Board and each committee	• Director orientation and continuing education program

Director Nominees

					COMMITTEE MEMBERSHIPS[1]

NAME, PRIMARY OCCUPATION	AGE	DIRECTOR SINCE	INDEPENDENT	OTHER PUBLIC COMPANY BOARDS	A	C	GCN
Mauricio Gutierrez	47	2012	NO	1
President and Chief Executive Officer of NRG Energy, Inc. and Chairman of the Board of the Company

John F. Chlebowski[2]	72	2013	YES	0	✓	★	✓
Former President and Chief Executive Officer of Lakeshore Operating Partners, LLC

Kirkland B. Andrews	50	2012	NO	0
Executive Vice President and Chief Financial Officer of NRG Energy, Inc.

John Chillemi	49	2016	NO	0
Executive Vice President, National Business Development, of NRG Energy, Inc.

Brian R. Ford	69	2013	YES	3	★	✓	✓
Former Chief Executive Officer of Washington Philadelphia Partners, LP

Ferrell P. McClean	71	2013	YES	0	✓	✓	★
Former Managing Director at J.P. Morgan Chase & Co.

Christopher S. Sotos	46	2013	NO	1
President and Chief Executive Officer of the Company

[1] ★	CHAIR ✓ MEMBER
A = Audit Committee; C = Compensation Committee; GCN = Corporate Governance, Conflicts and Nominating Committee
[2]	Lead Independent Director

PROXY STATEMENT HIGHLIGHTS 3

Questions and Answers

Please see the Questions and Answers section beginning on page 53 for important information about the proxy materials, voting and the Annual Meeting. Additional questions may be directed to our proxy solicitor, MacKenzie Partners, Inc. at (800) 322-2885 or proxy@mackenziepartners.com.

Learn More About Our Company

You can learn more about the Company and view our governance materials and much more by visiting our website, www.nrgyield.com.

Please also visit our Annual Meeting website at www.proxyvote.com to easily access the Company's proxy materials and vote through the Internet.

PROXY STATEMENT 4

Proxy Statement

We are providing these proxy materials to you in connection with the solicitation of proxies by the Board of NRG Yield, Inc. for the Annual Meeting and for any adjournment or postponement of the Annual Meeting. The Annual Meeting will be held on Tuesday, April 24, 2018, at 9 a.m., Eastern Time at the Hyatt Regency Princeton, 102 Carnegie Center, Princeton, NJ 08540. In this Proxy Statement, "we," "us," "our," "NRG Yield," "Yield" and the "Company" refer to NRG Yield, Inc.

You are receiving this Proxy Statement because you own shares of our Class A, Class B, Class C or Class D common stock, par value $0.01 per share, that entitle you to vote at the Annual Meeting. By use of a proxy, you can vote whether or not you attend the Annual Meeting. The Proxy Statement describes the matters on which we would like you to vote and provides information on those matters.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting
of Stockholders to be held on Tuesday, April 24, 2018

Each of the Notice of Annual Meeting, this Proxy Statement and our 2017 Form 10-K is available at www.proxyvote.com. If you would like to receive, without charge, a paper copy of our 2017 Form 10-K, including the financial statements and the financial statement schedules, please send your request to Investor Relations, 804 Carnegie Center, Princeton, New Jersey 08540.

GOVERNANCE OF THE COMPANY 5

Governance of the Company

Corporate Governance Guidelines and Charters

The Board has adopted Corporate Governance Guidelines (Guidelines) that, along with the Restated Certificate of Incorporation, the Third Amended and Restated Bylaws (Bylaws) and the written charters of the committees of the Board (Committees), provide the framework for the governance of the Company. The Board's Corporate Governance, Conflicts and Nominating Committee is responsible for periodically reviewing the Guidelines and recommending any proposed changes to the Board for approval. The Guidelines are available on the Corporate Governance section of the Company's investor relations website at http://investor.nrgyield.com, along with the written charters of all of the Committees and the Company's Code of Conduct. The Guidelines, the charters of all of the Committees and the Code of Conduct are also available in print to any stockholder upon request. Stockholders who desire to receive such items in print may request them from the Company's Corporate Secretary by writing to NRG Yield, Inc., 804 Carnegie Center, Princeton, New Jersey 08540.

Controlled Company

For purposes of the New York Stock Exchange (NYSE) rules, we are a "controlled company." Controlled companies under those rules are companies of which more than 50% of the voting power for the election of directors is held by an individual, a group or another company. NRG Energy, Inc. (NRG) controls more than 50% of the combined voting power of our common stock and has the voting power to elect the members of our Board. Accordingly, we are eligible to, and we may, take advantage of certain exemptions from corporate governance requirements provided in the NYSE rules. As a controlled company, we are not required to have (a) a majority of independent directors, (b) a nominating/corporate governance committee composed entirely of independent directors, (c) a compensation committee composed entirely of independent directors or (d) an annual performance evaluation of the nominating/corporate governance and compensation committees. Therefore, our stockholders may not have the same protections afforded to stockholders of companies that are subject to all of the applicable NYSE rules. However, we have elected to have a

Compensation Committee and a Corporate Governance, Conflicts and Nominating Committee consisting entirely of independent directors and we conduct an annual performance evaluation of these Committees. The controlled company exemption does not modify the independence requirements for the Audit Committee, and we have complied with the requirements of the Sarbanes-Oxley Act of 2002 and the NYSE rules, which require that our Audit Committee be composed of at least three members, all of whom are independent.

Board Structure and Leadership

• Chairman of the Board: Mauricio Gutierrez	• Separate Chairman and Chief Executive Officer

• Number of directors: 7	• Lead Independent Director: John F. Chlebowski

• Number of regular meetings in 2017: 4	• Regular executive sessions of independent directors

• Number of special meetings in 2017: 3	• Committees composed of all independent directors

• Annual election of directors	• Active engagement by all directors

Our Board is responsible for, among other things, overseeing the conduct of our business, reviewing and, where appropriate, approving our long-term strategic, financial and organizational goals and plans, and reviewing the performance of our Chief Executive Officer (CEO) and any other members of senior management. Our Board conducts an annual self-evaluation, which includes a review of any areas in which the Board or management believes the Board can make a better contribution to our corporate governance, as well as a review of the committee structure and an assessment of the Board's compliance with corporate governance principles. In fulfilling the Board responsibilities, directors have full access to our management and independent advisors.

During the 2017 fiscal year, all directors attended at least 75% of the meetings of the Board and Committees on which they served. Non-management directors meet in executive session regularly following Board meetings.

GOVERNANCE OF THE COMPANY 6

Directors are encouraged to attend the annual meetings of stockholders. All of the directors attended the 2017 Annual Meeting of Stockholders.

As stated in the Guidelines, the Board understands that there is no single, generally accepted approach to providing Board leadership and that it is in the best interests of the Company for the Board to make a determination regarding whether or not to separate the roles of Chairman and CEO based upon the present circumstances. Currently, Mauricio Gutierrez, a non-executive director and Chief Executive Officer of NRG, serves as Chairman of the Board. Irrespective of the Company's current practice, the Board believes that an effective board leadership structure is highly dependent on the experience, skills and personal interaction between persons in leadership roles. Although our Board believes that the separation of the Chairman and CEO roles is appropriate under current circumstances, it will continue to review this issue periodically to determine whether, based on the relevant facts and circumstances, the combination of these offices would serve the Company's best interests and the best interests of its stockholders.

Our President and CEO, Mr. Sotos, and the Chairman, Mr. Gutierrez, work together in complementary roles. Mr. Sotos focuses on the day-to-day operations of the Company and establishes the Company's strategic plan. Mr. Gutierrez leads the Board's responsibilities for reviewing, approving and monitoring fundamental financial and business strategies and major corporate actions, assessing major risks facing the Company and management, and he presides over the Board and its Committees as they perform their oversight functions. The Board believes that these complementary roles provide the appropriate governance structure for the Company at this time.

When the Chairman is an affiliated director or a member of Company management, or when the independent directors determine that it is in the best interests of the Company, the independent directors will annually appoint from among themselves a Lead Independent Director. Mr. Chlebowski is currently the Lead Independent Director. As Lead Independent Director, Mr. Chlebowski is responsible for the activities of the independent directors and is authorized to call meetings of the independent directors, chairs executive sessions of the independent directors, and performs the other duties either specified in the Guidelines or as assigned from time to time by the Board.

Governance Practices

The Board has taken a proactive approach in applying leading governance practices. As described in the Guidelines, the Board follows a series of governance practices that it believes foster effective Board oversight and accountability to you, our stockholders. These practices include:

•
succession planning for the CEO and other senior management;
•
annual performance evaluations of the Board and each of its standing Committees, as well as periodic peer review for individual directors;

•
director orientation and continuing education program, including Company site visits and information sessions with Company management at relevant sites; and

•
access to and engagement of outside advisors and consultants to assist the Board and the Committees in the performance of their duties, as appropriate.

RISK OVERSIGHT
•
The Board has responsibility for overall risk oversight
of the Company.

•
Audit Committee oversees financial risks.

•
Compensation Committee oversees risks related to compensation policies and practices.

•
Corporate Governance, Conflicts and Nominating Committee oversees risks related to governance practices, conflicts of interest or changes of control and related person transactions.

•
Risk oversight includes understanding the material
risks to the business and what steps management is taking or should be taking to manage those risks, as well as understanding and determining the appropriate risk appetite for the Company.

•
To define the Company's risk appetite, the Board reviews and approves the annual business plan, budget and long-term plan, strategic initiatives, individual development projects, acquisitions and divestitures, and capital allocation plan.

The Board does not have a separate risk committee, but instead believes that the entire Board is responsible for overseeing the Company's risk management with the assistance of management and the Committees. The Board performs its risk oversight function in several ways. The Board monitors, reviews and reacts to strategic and corporate risks through reports by management and Committees. The Chair of each of the Committees regularly report to the Board on all matters reviewed by their Committees, thereby providing the full Board with the opportunity to identify and discuss any risk-related issues or request additional information from management or the Committees that may assist the Board in its risk oversight role. To this end, risk-related issues presented to each Committee are routinely presented to the full Board to ensure proper oversight.

With the full Board providing the top level of risk oversight, the Committees have a more specific risk oversight role for matters that fall under their purview. The Audit Committee considers the Company's policies with respect to risk assessment and risk management. The Audit Committee also oversees financial risks, which includes reviewing the effectiveness of our internal controls, conducting a detailed

GOVERNANCE OF THE COMPANY 7

review of the financial portions of the Company's SEC reports, approving the independent auditor and the annual audit plan, and receiving and considering periodic reports from the Company's independent auditor, the Company's internal auditor and the Company's corporate compliance officer. In addition, the Audit Committee oversees risks related to information technology systems and cybersecurity matters.

The Compensation Committee oversees the risks related to our compensation policies and practices with input from management, and reviews the Company's compensation policies and practices to determine whether they subject the Company to unnecessary risk. As a result of the review, management and the Compensation Committee have concluded that the Company's compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

The Corporate Governance, Conflicts and Nominating Committee oversees the risks related to our governance practices, including but not limited to, Board and Committee membership and Board effectiveness, as well as risks related to perceived conflicts of interest or changes of control and acquisitions of the NRG ROFO Assets (as defined and described in "Certain Relationships and Related Person Transactions") from, and agreements that we have in place with, NRG or its affiliates, and other related person transactions.

Director Nominee Selection Process

The Corporate Governance, Conflicts and Nominating Committee is also responsible for identifying individuals that the Committee believes are qualified to become Board members in accordance with criteria set forth in the Guidelines. These criteria include an individual's business experience and skills, independence, judgment, integrity, and ability to commit sufficient time and attention to the activities of the Board. The Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all Board members. While the Company does not have a formal diversity policy, the Guidelines provide that the Committee considers diversity criteria in the context of the perceived needs of the Board as a whole and seeks to achieve a diversity of backgrounds and perspectives on the Board. The composition of the current Board reflects diversity in business and professional experience and skills.

The Corporate Governance, Conflicts and Nominating Committee's process for identifying and evaluating director nominees may also include consultation with all directors, solicitation of proposed nominees from all directors, the engagement of one or more professional search firms (if deemed appropriate), interviews with prospective nominees by the Committee (and other directors, if deemed appropriate) and recommendations regarding qualified candidates to the full Board.

STOCKHOLDER-RECOMMENDED DIRECTOR CANDIDATES

The Corporate Governance, Conflicts and Nominating Committee considers nominations by stockholders who recommend candidates for election to the Board. A stockholder seeking to recommend a prospective candidate for the Committee's consideration may do so by writing to the Corporate Secretary, at NRG Yield, Inc., 804 Carnegie Center, Princeton, New Jersey 08540, and by following the requirements to submit nominees discussed under "Stockholder Proposals or Stockholder Nomination of Director to be Brought at the 2019 Annual Meeting (without Inclusion in the Company's Proxy Statement)."

STOCKHOLDER-NOMINATED DIRECTOR CANDIDATES

As discussed under "Requirements for Submission of Stockholder Proposals for the 2019 Annual Meeting of Stockholders," stockholders intending to appear at the 2019 Annual Meeting in order to nominate a candidate for election by the stockholders at the meeting (in cases where the Board does not intend to nominate the candidate or where the Corporate Governance, Conflicts and Nominating Committee was not requested to consider his or her candidacy) must comply with the procedures in the Bylaws, a copy of which is available upon request to the Company's Corporate Secretary.

Board Committees

The Board has the following three standing Committees:

•
Audit

•
Compensation

•
Corporate Governance, Conflicts and Nominating

The membership and the functions of each Committee are described below.

AUDIT COMMITTEE
•
Members:  Brian R. Ford (Chair), John F. Chlebowski, Ferrell P. McClean

•
Number of meetings in 2017:  4

•
Audit Committee Financial Experts:  Brian R. Ford, John F. Chlebowski and Ferrell P. McClean

•
Primary Responsibilities:  appoints, retains, oversees, evaluates, and compensates the independent auditors; reviews the annual audited and quarterly consolidated financial statements; and reviews major issues regarding accounting principles and financial statement presentations.

•
Independence:  all members

The Audit Committee represents and provides assistance to the Board with respect to matters involving the accounting, auditing, financial reporting, internal control and legal compliance functions of the Company and its subsidiaries, including assisting the Board in its oversight of the integrity of the Company's financial statements,

GOVERNANCE OF THE COMPANY 8

compliance with legal and regulatory requirements, the qualifications, independence, and performance of the Company's independent auditors, the performance of the Company's internal audit function, and effectiveness of the Company's financial risk management.

Among other things, the Audit Committee:

•
appoints, retains, oversees, evaluates, and compensates the independent auditors;

•
reviews the annual audited and quarterly consolidated financial statements with management and independent auditors;

•
reviews significant accounting and reporting issues, including significant changes in Company's application of accounting principles and recent professional or regulatory pronouncements;

•
reviews major issues regarding accounting principles and financial statement presentations;

•
reviews earnings press releases and earnings guidance provided to analysts and rating agencies;

•
reviews with the independent auditors the scope of the annual audit, and approves all audit and permitted nonaudit services provided by the independent auditors;

•
resolves disagreements between management and independent auditors;

•
considers the adequacy and effectiveness of the Company's internal control and reporting system;

•
reviews and approves the internal corporate audit staff functions and sets hiring policies for employees of the independent auditors;

•
reviews and concurs the appointment, replacement, and dismissal of the Chief Audit Executive;

•
ensures rotation of the lead or coordinating audit partner;

•
discusses policies with respect to risk assessment and risk management, including the Company's major financial risk exposures and the effectiveness of the Company's system for monitoring compliance with laws and regulations, and reviews the Company's tax policies and findings of regulatory agencies and independent auditors;

•
reports regularly to the Board regarding its activities and prepares and publishes required annual Committee reports;

•
reviews updates from management and Company legal counsel regarding compliance matters that may be material to financial performance or reporting obligations;

•
establishes confidential and anonymous procedures for the receipt, retention, and treatment of complaints and concerns regarding accounting, internal accounting controls, or auditing matters;
•
oversees the internal audit and corporate compliance functions;

•
prepares the report required to be included in the Company's proxy statement; and

•
annually evaluates the performance of the Audit Committee and the adequacy of its charter.

The Board has determined that all of the Audit Committee member are independent according to the rules and regulations of the SEC and the listing standards of the NYSE with respect to audit committee membership.

COMPENSATION COMMITTEE
•
Members:  John F. Chlebowski (Chair), Brian R. Ford, Ferrell P. McClean

•
Number of meetings in 2017:  5

•
Primary Responsibilities:  oversees the Company's overall compensation structure, policies and programs; evaluates the performance of the CEO and other senior executives against goals and objectives relevant to their compensation; and reviews the compensation of directors for service on the Board and its Committees.

•
Independence:  all members

The Compensation Committee provides leadership and guidance to the Board regarding the Company's overall compensation strategy, structure, policies and programs and matters relating to executive and director compensation.

Among other things, the Compensation Committee:

•
reviews and recommends to the Board for approval annual and long-term goals and objectives relevant to the compensation of the President and CEO, evaluates the performance of the President and CEO in light of those goals and objectives, and determines, approves and recommends to the Board for approval, the President and CEO's compensation level based on such evaluation;

•
reports to the Board with respect to the Chief Financial Officer (CFO), any executive vice presidents and any other officer designated by the Board and compensated by the Company on (i) the review of annual and long-term goals and objectives relevant to their compensation, (ii) the evaluations of their performance in light of those goals and objectives, (iii) the determination and approval of compensation levels based on such evaluations, and (iv) the review and approval of employment arrangements, severance arrangements and benefits plans;

•
reviews and recommends to the Board the compensation, incentive compensation and equity-based plans that are subject to Board approval;

•
reviews and approves (i) any employment agreements and severance arrangements for officers other than the

GOVERNANCE OF THE COMPANY 9

President and CEO, (ii) benefit plans pertaining to officers other than the President and CEO that are not otherwise subject to Board approval, (iii) corporate goals and objectives for officers other than the President and CEO who are compensated by the company, and (iv) reviews, with the President and CEO, the performance of officers who are compensated by the company other than the President and CEO against such goals;

•
approves stock incentive awards for officers who are compensated by the company other than the President and CEO;

•
reviews and discusses with management the CD&A to be included in the Company's proxy statement or annual report on Form 10-K, and based on such review and discussions, recommends to the Board that the CD&A be included in the Company's proxy statement or annual report on Form 10-K;

•
reviews and oversees the Company's overall compensation strategy, structure, policies, programs, risk profile and any stockholder advisory votes on the Company's compensation practices and assesses whether the compensation structure establishes appropriate incentives for management and employees;

•
recommends and monitors officers, and directors' compliance regarding any stock ownership guidelines;

•
reviews the compensation of directors for service on the Board and its Committees and recommends changes in compensation to the Board;

•
evaluates any conflicts of interest and the independence of any outside advisors engaged by the Compensation Committee; and

•
annually evaluates the performance of the Compensation Committee and the adequacy of its charter.

The Compensation Committee may delegate to one or more subcommittees such power and authority as the Compensation Committee deems appropriate. No subcommittee can consist of fewer than two members, and the Compensation Committee may not delegate to a subcommittee any power or authority that is required by any law, regulation or listing standard to be exercised by the Compensation Committee as a whole.

The Compensation Committee has the authority to retain at the expense of the Company such outside counsel, experts, and other advisors as it determines appropriate to assist it in the full performance of its functions, including sole authority to retain and terminate any compensation consultant used to assist the Compensation Committee in the evaluation of directors, or, if applicable, CEO or senior executive compensation, and to approve the consultant's fees and other retention terms. Pay Governance, the Compensation Committee's independent compensation consultant for fiscal year 2017, assisted with director compensation and executive pay decisions and worked with the Compensation Committee to formulate the design of the director compensation and executive compensation programs for 2018.

The Board has determined that all of the Compensation Committee members are independent under the listing standards of the NYSE and that they are "nonemployee directors" for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (Exchange Act).

CORPORATE GOVERNANCE, CONFLICTS AND NOMINATING COMMITTEE
•
Members:  Ferrell P. McClean (Chair), Brian R. Ford, John F. Chlebowski

•
Number of meetings in 2017:  18

•
Primary Responsibilities:  recommends director candidates to the Board; makes recommendations on Board and Committee structure and function and governance related matters; oversees the evaluation of the Board and committees; and reviews potential conflict transactions between the Company and any affiliated parties, including NRG, and any change of control of the Company.

•
Independence:  all members

The Corporate Governance, Conflicts, and Nominating Committee provides leadership and guidance to the Board and to the Company regarding matters of corporate governance, transactions involving potential conflicts of interest or changes of control and the selection and evaluation of members of the Board.

Among other things, the Corporate Governance, Conflicts and Nominating Committee:

•
identifies and reviews the qualifications of potential nominees to the Board consistent with criteria approved by the Board;

•
assesses the contributions and independence of incumbent directors in determining whether to recommend them for re-election;

•
develops and periodically reviews the Guidelines and recommends changes to the Board;

•
establishes and reviews procedures for the consideration of Board candidates recommended by the Company's stockholders;

•
reviews and approves potential conflict transactions between the Company and any affiliated parties, including NRG, with respect to acquisitions of assets and other transactions, including, but not limited to, the evaluation of acquisition opportunities presented to the Company pursuant to the Right of First Offer Agreement, as amended and restated, by and between the Company and NRG, as described in "Certain Relationships and Related Person Transactions—Right of First Offer" and the transfer of 50% or more of NRG's equity interests in NRG Yield LLC;

GOVERNANCE OF THE COMPANY 10

•
reviews and approves strategic transactions involving the transfer of 50% or more of the voting power in the Company;

•
recommends to the Board concerning the structure, composition, and functioning of the Board and its committees;

•
recommends to the Board candidates for appointment to Board committees;

•
reviews and assesses the channels through which the Board receives information, and the quality and timeliness of information received;

•
reviews and recommends to the Board retirement and other tenure policies for directors;

•
reviews and approves Company policies applicable to the Board, the directors and officers subject to Section 16 of the Exchange Act;

•
reviews and reports to the Board regarding potential conflicts of interests of directors;

•
recommends to the Board director candidates for the annual meeting of stockholders, and candidates to be elected by the Board as necessary to fill vacancies and newly created directorships;

•
oversees the evaluation of the Board, its committees and management, and develops guidelines for such evaluations;

•
reviews the Company's senior management succession plans at the CEO and other senior management levels annually;

•
monitors directorships in other public companies held by directors and senior officers of the Company;

•
oversees the orientation process for new director and programs for the continuing education of directors;

•
annually evaluates the performance of the Compensation Committee and the adequacy of its charter; and

•
performs such other duties and responsibilities as are consistent with the purpose of the Committee and as the Board deems appropriate.

The Board and each of the Committees conduct annual self-evaluations to assess their effectiveness and review their charters. Individual directors are also evaluated by the Board. The Corporate Governance, Conflicts and Nominating Committee coordinates each of these annual evaluations.

The Board has determined that all of the Corporate Governance, Conflicts, and Nominating Committee

members are independent under the listing standards of the NYSE.

Code of Conduct

Our Board has adopted a Code of Conduct that applies to (a) all of our directors and officers, including our CEO, CFO, Principal Accounting Officer and (b) NRG, as our manager under the Management Services Agreement, and its employees. Our Code of Conduct is available on our website. If we amend or grant a waiver of one or more of the provisions of our Code of Conduct, we intend to satisfy the requirements under Item 5.05 of Form 8-K regarding the disclosure of amendments to or waivers from provisions of our Code of Conduct that apply to our principal executive, financial and accounting officers by posting the required information on our website. Our website is not part of this Proxy Statement.

Anti-hedging and Anti-pledging Policies

The Company prohibits executive officers, directors and employees from directly or indirectly engaging in any kind of hedging transaction that could reduce or limit their economic risk with respect to their holdings, ownership or interest in the Company's securities including prepaid variable forward contracts, equity swaps, collars, puts, calls and options. The Company also prohibits executive officers, directors and employees from directly or indirectly engaging in any transaction in which the Company's securities are being pledged.

Communication with Directors

Stockholders and other interested parties may communicate with the Board by writing to the Corporate Secretary, NRG Yield, Inc., 804 Carnegie Center, Princeton, New Jersey 08540. Communications intended for a specific director or directors should be addressed to their attention to the Corporate Secretary at the address provided above. Communications received from stockholders are forwarded directly to Board members as part of the materials mailed in advance of the next scheduled Board meeting following receipt of the communications. The Board has authorized the Corporate Secretary, in his discretion, to forward communications on a more expedited basis if circumstances warrant or to exclude a communication if it is illegal, unduly hostile or threatening, or similarly inappropriate. Advertisements, solicitations for periodical or other subscriptions, and other similar communications generally will not be forwarded to the directors.

PROPOSAL NO. 1 ELECTION OF DIRECTORS 11
Proposal No. 1
Election of Directors

Each of the seven nominees for director named in this Proxy Statement has been nominated by the Board upon recommendation of the Corporate Governance, Conflicts and Nominating Committee. The persons named as proxies on the proxy card intend to vote the proxies for the election of the nominees listed below to the Board. Proxies cannot be voted for a greater number of persons than the number of nominees named. Each nominee listed below has consented to being named in this Proxy Statement and to serve as a director if elected. The biography for each director includes the specific experience, qualifications, attributes and skills that led the Board to conclude that the nominee should serve as a director. The Board believes that each of the directors has valuable individual skills and experiences that, taken together, provide the Company with the variety and depth of knowledge, judgment and vision necessary to provide effective oversight of the Company.

PROPOSAL NO. 1 ELECTION OF DIRECTORS 12

Nominees for Director

The following directors are being nominated for a one-year term, and will be elected annually. Each director will hold office until his or her successor has been elected and qualified or until the director's earlier death, resignation or removal.

MAURICIO GUTIERREZ

AGE: 47 • CHAIRMAN OF THE BOARD

Mr. Gutierrez has served as Chairman of the Board since May 2016, and a director since our formation in December 2012. Mr. Gutierrez was our Interim President and Chief Executive Officer from December 2015 to May 2016 and our Executive Vice President and Chief Operating Officer from December 2012 to December 2015. Mr. Gutierrez has also served as President and Chief Executive Officer of NRG since December 2015. Prior to December 2015, Mr. Gutierrez was the Executive Vice President and Chief Operating Officer of NRG from July 2010 to December 2015. Mr. Gutierrez has been with NRG since August 2004 and served in multiple executive positions within NRG including Executive Vice President—Commercial Operations of NRG from January 2009 to July 2010 and Senior Vice President—Commercial Operations of NRG from March 2008 to January 2009. Prior to joining NRG in August 2004, Mr. Gutierrez held various commercial positions within Dynegy, Inc. Mr. Gutierrez's knowledge of the Company's assets, operations and businesses bring important experience and skills to our Board. His extensive energy industry and leadership experience enables Mr. Gutierrez to provide essential guidance to our Board.

JOHN F. CHLEBOWSKI

AGE: 72 • LEAD INDEPENDENT DIRECTOR • COMPENSATION COMMITTEE (CHAIR) • CORPORATE GOVERNANCE, CONFLICTS AND NOMINATING COMMITTEE • AUDIT COMMITTEE

Mr. Chlebowski is our Lead Independent Director and has been a director since July 2013. Mr. Chlebowski served as our Interim Chairman of the Board from December 2015 to May 2016. Mr. Chlebowski had been a director of NRG from December 2003 to July 2013. Mr. Chlebowski served as the President and Chief Executive Officer of Lakeshore Operating Partners, LLC, a bulk liquid distribution firm, from March 2000 until his retirement in December 2004. From July 1999 until March 2000, Mr. Chlebowski was a senior executive and cofounder of Lakeshore Liquids Operating Partners, LLC, a private venture firm in the bulk liquid distribution and logistics business, and from January 1998 until July 1999, he was a private investor and consultant in bulk liquid distribution. From 1994 until 1997, he was the President and Chief Executive Officer of GATX Terminals Corporation, a subsidiary of GATX Corporation. Prior to that, he served as Vice President of Finance and Chief Financial Officer of GATX Corporation from 1986 to 1994. Mr. Chlebowski served as a director of First Midwest Bancorp Inc. from June 2007 until May 2017. Mr. Chlebowski also served as the Non-Executive Chairman of SemGroup Corporation from December 2009 until January 2017. Mr. Chlebowski also served as a director of Laidlaw International,  Inc. from June 2003 until October 2007, SpectraSite, Inc. from June 2004 until August 2005, and Phosphate Resource Partners Limited Partnership from June 2004 until August 2005. Mr. Chlebowski's extensive leadership and financial expertise, as a result of his position as a former chief executive officer and his service on several boards of companies involved in the restructuring or recovery of their core business, enable him to contribute to the board of directors' significant managerial, strategic, and financial oversight skills. Furthermore, Mr. Chlebowski's service on other public company boards, notably as a non-executive Chairman, provides valuable insight into the application of various governance principles to our Board.

PROPOSAL NO. 1 ELECTION OF DIRECTORS 13

KIRKLAND B. ANDREWS

AGE: 50 • DIRECTOR

Mr. Andrews has served as a director since our formation in December 2012. Mr. Andrews served as our Executive Vice President and Chief Financial Officer from December 2012 to November 2016. Mr. Andrews has served as Executive Vice President and Chief Financial Officer of NRG since September 2011. Prior to joining NRG, he served as Managing Director and Co-Head Investment Banking, Power and Utilities—Americas at Deutsche Bank Securities from June 2009 to September 2011. Prior to this, he served in several capacities at Citigroup Global Markets Inc., including Managing Director, Group Head, North American Power from November 2007 to June 2009, and Head of Power M&A, Mergers and Acquisitions from July 2005 to November 2007. In his banking career, Mr. Andrews led multiple large and innovative strategic, debt, equity and commodities transactions. Mr. Andrews' extensive investment banking experience, specifically in the energy industry and financial structuring, brings important experience and skills to our Board.

JOHN CHILLEMI

AGE: 49 • DIRECTOR

Mr. Chillemi has served as a director since May 2016. Mr. Chillemi has also served as Executive Vice President, National Business Development of NRG since December 2015. In this role, Mr. Chillemi is responsible for all wholesale generation development activities for NRG across the nation. Prior to December 2015, Mr. Chillemi was Senior Vice President and Regional President, West since NRG's acquisition of GenOn Energy, Inc. (GenOn) in December 2012. Mr. Chillemi served as the Regional President in California and the West for GenOn from December 2010 to December 2012, and as President and Vice President of the West at Mirant Corporation from 2007 December 2010. Mr. Chillemi has 30 years of power industry experience, beginning with Georgia Power in 1986. Mr. Chillemi's knowledge of the Company's assets, operations and businesses bring important experience and skills to our Board.

PROPOSAL NO. 1 ELECTION OF DIRECTORS 14

BRIAN R. FORD

AGE: 69 • AUDIT COMMITTEE (CHAIR) • COMPENSATION COMMITTEE • CORPORATE GOVERNANCE, CONFLICTS AND NOMINATING COMMITTEE

Mr. Ford has served as a director since July 2013. Mr. Ford was the Chief Executive Officer of Washington Philadelphia Partners,  LP, a real estate investment company, from 2008 through 2010. He retired as a partner from Ernst & Young LLP in June 2008 where he had been employed since 1971. Mr. Ford currently serves on the board of various public companies: GulfMark Offshore, Inc., a global provider of marine transportation, since 2009, where he also serves as the chairman of the audit committee and as a member of the governance nominating committee; AmeriGas Propane, Inc., a propane company, since 2013, where he also serves as a member of its audit committee and corporate governance committee; FS Investment Corporation III, a specialty finance company that invests primarily in the debt securities of private U.S. middle-market companies, since 2013, where he also serves as the chairman of the audit committee. He also serves on the board of Drexel University. Mr. Ford received his B.S. in Economics from Rutgers University. Mr. Ford's extensive experience in accounting and public company matters provides strong financial, audit and accounting skills to our Board.

FERRELL P. MCCLEAN

AGE: 71 • CORPORATE GOVERNANCE, CONFLICTS AND NOMINATING COMMITTEE (CHAIR) • AUDIT COMMITTEE • COMPENSATION COMMITTEE

Ms. McClean has served as a director since July 2013. Ms. McClean was a Managing Director and the Senior Advisor to the head of the Global Oil & Gas Group in Investment Banking at J.P. Morgan Chase & Co. from 2000 through the end of 2001. She joined J.P. Morgan & Co. Incorporated in 1969 and founded the Leveraged Buyout and Restructuring Group within the Mergers & Acquisitions Group in 1986. From 1991 until 2000, Ms. McClean was a Managing Director and co-headed the Global Energy Group within the Investment Banking Group at J.P. Morgan & Co. She retired as a director of GrafTech International in 2014, El Paso Corporation in 2012 and Unocal Corporation in 2005. Ms. McClean's experience in investment banking for industrial companies as well as her experience and understanding of financial accounting, finance and disclosure matters enables her to provide essential guidance to our Board and management team.

PROPOSAL NO. 1 ELECTION OF DIRECTORS 15

CHRISTOPHER S. SOTOS

AGE: 46 • PRESIDENT, CEO AND DIRECTOR

Mr. Sotos has served as President and CEO since May 2016, and as a director since May 2013. Mr. Sotos had also served in various positions at NRG, including most recently as Executive Vice President—Strategy and Mergers and Acquisitions from February 2016 through May 2016 and Senior Vice President—Strategy and Mergers and Acquisitions from November 2012 through February 2016. In this role, he led NRG's corporate strategy, mergers and acquisitions, strategic alliances and other special projects for NRG. Previously, he served as NRG's Senior Vice President and Treasurer from March 2008 to September 2012, where he was responsible for all treasury functions, including raising capital, valuation, debt administration and cash management. Mr. Sotos joined NRG in 2004 as a Senior Finance Analyst, following more than nine years in key financial roles within the energy sector and other industries for Houston-based companies such as Koch Capital Markets, Entergy Wholesale Operations and Service Corporation International. Mr. Sotos also serves on the board of FuelCell Energy, Inc. As President and Chief Executive Officer of the Company, Mr. Sotos provides our Board with management's perspective regarding the Company's day to day operations and overall strategic plan. Mr. Sotos also brings strong financial and accounting skills to our Board.

The Board recommends a vote "FOR" the election to the Board of each of the foregoing nominees. Proxies received by the Board will be voted "FOR" each of the nominees unless a contrary vote is specified.

DIRECTOR COMPENSATION 16

Director Compensation

The total annual compensation received by our directors for their service as Board members and chairs of the Committees, if applicable, is described in the chart below:

COMPENSATION ELEMENT	COMPENSATION AMOUNT
Annual Retainer	$160,000

Lead Independent Director Retainer	$20,000

Committee Chair Retainer	$15,000

Employee Directors	No compensation

The officers of the Company or NRG who also serve as our directors do not receive additional compensation for their service as one of our directors. Our directors who are not officers or employees of the Company or NRG receive compensation as "non-employee directors" as set by our Board based on recommendations by the Compensation Committee.

In the 2017 fiscal year, our non-employee directors received 50 percent of their total annual compensation in the form of cash and the remaining 50 percent in the form of deferred stock units (DSUs) issued under our Amended and Restated 2013 Equity Incentive Plan (LTIP). Each DSU issued in the 2017 fiscal year is equivalent in value to one share of Class C common stock and represents the right to receive one such share of Class C common stock payable at the time elected by the director or immediately if no such election is made, or in the event the director does not make an election with respect to payment in a particular year, in accordance with his or her prior deferral election. In the event that a director's service with the Company is terminated for any reason, other than cause, DSU awards are payable in accordance with such director's deferral election. If a director's service with the Company is terminated for cause, the award is forfeited. In connection with the grants of the DSUs, each non-employee director also receives dividend equivalent rights (DERs) which become exercisable proportionately with the DSUs to which they relate. Each DER represents the right to receive one share of Class A common stock or Class C common stock, as applicable, under its terms. Similar to its competitive assessment on behalf of the NEO compensation, Pay Governance performed a review of director compensation. Results of the review were shared with the Compensation Committee who made a recommendation to the full Board for final approval. The Compensation Committee and Board did not make any changes to director compensation in 2017.

In addition, our directors are reimbursed for out-of-pocket expenses in connection with attending meetings of the Board or its Committees. As a general matter, we expect that in the future each non-employee director who is not also an officer of the Company or NRG will receive grants of equity-based awards upon appointment to our Board and from time to time thereafter for so long as he or she serves as a director.

Each member of our Board is indemnified for his or her actions associated with being a director to the fullest extent permitted under Delaware law. In addition, we have entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements provide the executive officers and directors with contractual rights to indemnification, expense advancement and reimbursement, to the fullest extent permitted under Delaware law.

DIRECTOR COMPENSATION 17

Director Compensation
Fiscal Year Ended December 31, 2017

NAME	FEES EARNED OR PAID IN CASH	STOCK AWARDS[1]	TOTAL
John F. Chlebowski[2]	$97,500	$147,534	$245,034

Brian R. Ford	$87,500	$113,964	$201,464

Ferrell P. McClean[3]	—	$227,907	$227,907

[1]	Reflects the grant date fair value of DSUs awarded and DERs received in 2017 determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation, the full amount of which is recorded as a compensation expense in the income statement for the 2017 fiscal year. For all directors, the grant date fair value of the DSUs that are payable in Class C common stock was based on the closing price of our Class C common stock, which was $18.00 per share on June 1, 2017. All DSUs held by the directors are payable upon termination of service as a Board member.
[2]	Mr. Chlebowski elected to convert his DSUs to shares of Class C common stock immediately on the date of grant.
[3]	Ms. McClean elected to receive the cash portion of her director compensation and her $15,000 compensation for serving as the Corporate Governance, Conflicts & Nominating Committee Chair in the 2017 fiscal year in the form of DSUs that are payable in Class C common stock upon termination of service as a Board member.

In September 2017, the Board approved a special one-time payment in the amount of $25,000, which was paid in January 2018, to the independent Board members in recognition of the significant time and effort devoted to the Corporate Governance, Conflicts and Nominating Committee in connection with the contemplated sale of NRG's interest in the Company, drop down transactions and other matters before the committee during 2017.

The following table sets forth the aggregate number of stock awards (DSUs and DERs) held by each of the non-employee directors as of December 31, 2017.

NAME	CLASS A STOCK AWARDS
John F. Chlebowski	12,487

Brian R. Ford	5,566

Ferrell P. McClean	11,131

NAME	CLASS C STOCK AWARDS
John F. Chlebowski	34,777

Brian R. Ford	20,597

Ferrell P. McClean	41,191

PROPOSAL NO. 2 ADVISORY VOTE TO APPROVE THE COMPANY'S EXECUTIVE COMPENSATION 18
Proposal No. 2
Advisory Vote to Approve the
Company's Executive Compensation

Under Section 14A of the Exchange Act, the stockholders of the Company are entitled to vote at this year's Annual Meeting to approve the compensation of the NEOs, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K (Regulation S-K) of the rules and regulations under the Securities Act of 1933, as amended (Securities Act). Currently, this vote is conducted every year. The next vote will occur at the 2019 Annual Meeting.

As described more fully in the CD&A beginning on page 37, the Company's executive compensation program is designed to attract, retain and reward top executive talent. The intent of the Company's compensation program is to reward the achievement of the Company's annual goals and objectives while supporting the Company's long-term business strategy.

This proposal, commonly known as a "say on pay" proposal, gives stockholders the opportunity to express their views on the NEOs' compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the NEOs as described in this Proxy Statement. Accordingly, the Board recommends that stockholders vote in favor of the following resolution:

"RESOLVED, that the compensation paid to the NEOs, as disclosed pursuant to Item 402 of Regulation S-K, including the CD&A, compensation tables and narrative discussion, is hereby APPROVED."

The say on pay vote is advisory and therefore not binding on the Company, the Board or the Compensation Committee. However, the Board and the Compensation Committee value the opinions of the stockholders and to the extent there is a significant number of votes against the NEO compensation as disclosed in this Proxy Statement, stockholders' concerns will be considered and the Board and the Compensation Committee will evaluate actions necessary to address those concerns.

The Board recommends a vote "FOR" the approval of the Company's executive compensation as disclosed in this Proxy Statement. Proxies received by the Board will be voted "FOR" the approval of the NEO compensation unless a contrary vote is specified.

PROPOSAL NO. 3 RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2018 FISCAL YEAR 19
Proposal No. 3
Ratification of Independent Registered Public
Accounting Firm for the 2018 Fiscal Year

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit the Company's consolidated financial statements. To execute this responsibility, the Audit Committee engages in a thorough annual evaluation of (i) the independent registered public accounting firm's qualifications, performance and independence, (ii) whether the independent registered public accounting firm should be rotated, and (iii) the advisability and potential impact of selecting a different independent registered public accounting firm.

The Audit Committee appointed the firm of KPMG LLP, an independent registered public accounting firm, to audit the consolidated financial statements of the Company and its subsidiaries for the 2018 fiscal year at a meeting held in February 2018. KPMG LLP has been retained as the Company's independent registered public accounting firm continuously since the Company's initial public offering in

July 2013. In accordance with SEC rules and KPMG LLP policies, audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide audit services to the Company. For lead and concurring review audit partners, the maximum number of consecutive years of service in that capacity is five years. The Audit Committee is involved in the selection of KPMG LLP's lead audit partner.

The Audit Committee and the Board believe that the continued retention of KPMG LLP to serve as the Company's independent registered public accounting firm for the 2018 fiscal year is in the best interests of the Company and its stockholders. If the stockholders do not ratify the appointment of KPMG LLP, the Audit Committee will reconsider its selection. Representatives of KPMG LLP are expected to attend the Annual Meeting where they will be available to respond to questions and, if they desire, to make a statement.

The Board recommends a vote "FOR" the ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for the 2018 fiscal year. Proxies received by the Board will be voted "FOR" ratification unless a contrary vote is specified.

EXECUTIVE OFFICERS 20

Executive Officers

Our executive officers are elected by the Board annually to hold office until their successors are elected and qualified. The biographical information for each of the executive officers is provided below.

Christopher S. Sotos
Age 46
President and Chief Executive Officer

For biographical information for Christopher S. Sotos, see "Proposal No. 1—Nominees for Director."

Chad Plotkin
Age 43
Senior Vice President and Chief Financial Officer

Mr. Plotkin has served as our Senior Vice President and Chief Financial Officer since November 2016. Prior to this appointment, he served in various roles at NRG for over nine years, most recently serving as Senior Vice President, Finance and Strategy, of NRG since January 2016. Prior to this, he served in varying capacities at NRG, including as Vice President of Investor Relations of both the Company and NRG from September 2015 to January 2016 and from January 2012 to February 2015 and Vice President of Finance of NRG from February 2015 to September 2015. From October 2007 to January 2012, Mr. Plotkin served in various capacities in the Strategy and Mergers and Acquisitions group of NRG, including as Vice President, beginning in December 2010.

David Callen
Age 46
Vice President and Chief Accounting Officer

Mr. Callen has served as our Vice President and Chief Accounting Officer since March 2015. In this capacity, Mr. Callen is responsible for directing our financial accounting and reporting activities. Mr. Callen also has served as Senior Vice President and Chief Accounting Officer of NRG since February 2016 and Vice President and Chief Accounting Officer from March 2015 to February 2016. Prior to this, Mr. Callen served as NRG's Vice President, Financial Planning & Analysis from November

2010 to March 2015. He previously served as Director, Finance from October 2007 through October 2010, Director, Financial Reporting from February 2006 through October 2007, and Manager, Accounting Research from September 2004 through February 2006. Prior to NRG, Mr. Callen was an auditor for KPMG LLP in both New York City and Tel Aviv Israel from October 1996 through April 2001.

David R. Hill
Age 54
Executive Vice President and General Counsel

Mr. Hill has served as our Executive Vice President and General Counsel since our formation in December 2012. Mr. Hill also has served as Executive Vice President and General Counsel of NRG since September 2012. Prior to joining NRG, Mr. Hill was a partner and co-head of Sidley Austin LLP's global energy practice group from February 2009 to August 2012. Prior to this, Mr. Hill served as General Counsel of the U.S. Department of Energy (DOE) from August 2005 to January 2009 and, for the three years prior to that, as Deputy General Counsel for Energy Policy of the DOE. Before his federal government services, Mr. Hill was a partner at major law firms in Washington D.C. and Kansas City, Missouri, and handled a variety of regulatory, litigation and corporate matters.

Effective March 16, 2018, Mr. Hill will be stepping down from his position as Executive Vice President and General Counsel.

Kevin P. Malcarney
Age 51
Interim General Counsel (effective March 16, 2018)

Mr. Malcarney will serve as Interim General Counsel of the Company effective March 16, 2018. Mr. Malcarney also has served as Vice President and Deputy General Counsel of NRG Energy, Inc. since December 2012 and previously in various roles at NRG since September 2008. Prior to NRG, Mr. Malcarney worked at two major law firms in Princeton, NJ and Philadelphia, PA, and handled mergers and acquisitions, project financing and general corporate matters.

STOCK OWNERSHIP OF DIRECTORS, NAMED EXECUTIVE OFFICERS AND CERTAIN BENEFICIAL OWNERS 21
Stock Ownership of Directors, Named
Executive Officers and Certain Beneficial Owners

Stock Ownership of Directors and Executive Officers

The following table sets forth information concerning beneficial ownership of the Company's Class A and Class C common stock and combined voting power of Class A, Class B, Class C and Class D common stock for: (a) each director and the nominees for director; (b) each NEO; and (c) the directors and all executive officers as a group. The percentage of beneficial ownership is based on 34,586,250 shares of Class A common stock outstanding as of March 1, 2018 and 64,730,519 shares of Class C common stock outstanding as of March 1, 2018, and percentage of combined voting power is based on 78,399,694 votes represented by our outstanding Class A, Class B, Class C and Class D common stock in the aggregate as of March 1, 2018. The percentage of beneficial ownership and the percentage of combined voting power also include any shares that such person has the right to acquire within 60 days of March 1, 2018. Unless otherwise indicated, each person has sole voting and dispositive power with respect the shares set forth in the following table.

The address of the beneficial owners is NRG Yield, Inc., 804 Carnegie Center, Princeton, New Jersey 08540.

	CLASS A COMMON STOCK			CLASS C COMMON STOCK			COMMON STOCK

DIRECTORS AND EXECUTIVE OFFICERS	NUMBER[1]		% OF CLASS A COMMON STOCK	NUMBER[1]		% OF CLASS C COMMON STOCK	% OF COMBINED VOTING POWER[2]
Mauricio Gutierrez	6,000		★	6,000		★	★

Christopher S. Sotos	10,400		★	26,900	[3]	★	★

Chad Plotkin	2,747		★	9,616	[4]	★	★

Kirkland B. Andrews	5,000		★	5,000		★	★

John Chillemi	—		★	—		★	★

John F. Chlebowski	22,712	[5]	★	50,822	[5]	★	★

Ferrell P. McClean	14,331	[6]	★	44,936	[6]	★	★

Brian R. Ford	6,664	[7]	★	21,967	[7]	★	★

All Directors and Executive Officers as a group (10 people)	71,354	[8]	★	167,741	[8]	★	★

★	Less than one percent of outstanding Class A common stock, Class C common stock or combined voting power, as applicable.
[1]	The number of shares beneficially owned by each person or entity is determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, each person or entity is considered the beneficial owner of any: (a) shares to which such person or entity has sole or shared voting power or dispositive power and (b) shares that such person or entity has the right to acquire within 60 days.
[2]	Represents the voting power of all of the classes of our common stock together as a single class. Each holder of Class A or Class B common stock is entitled to one vote for each share held. Each holder of Class C or Class D common stock is entitled to 1/100th of one vote for each share held. Holders of shares of our Class A, Class B, Class C and Class D common stock vote together as a single class on all matters presented to our stockholders for their vote or approval, except as otherwise provided by applicable law.
[3]	Includes 13,306 DERs to be paid in Class C common stock. Excludes 105,347 restricted stock units (RSUs) and 78,974 relative performance stock units (RPSUs). Each RSU represents the right to receive one share of Class C common stock upon vesting. Each RPSU represents the potential to receive Class C common stock based upon the Company achieving a certain level of total stockholder return relative to the Company's peer group over a three-year performance period.
[4]	Includes 2,015 DERs to be paid in Class C common stock. Excludes 15,088 RSUs and 22,113 RPSUs. Each RSU represents the right to receive one share of Class C common stock upon vesting. Each RPSU represents the potential to receive Class C common stock based upon the Company achieving a certain level of total stockholder return relative to the Company's peer group over a three-year performance period.

STOCK OWNERSHIP OF DIRECTORS, NAMED EXECUTIVE OFFICERS AND CERTAIN BENEFICIAL OWNERS 22

[5]	Includes 10,201 DSUs and 2,511 DERs to be paid in Class A common stock and 29,951 DSUs and 5,454 DERs to be paid in Class C common stock, each payable in the event the director ceases to be a member of the Board. Each DSU represents the right of a participant to be paid one share of Class A common stock or Class C common stock, as applicable, at the end of a deferral period established under the award by the Compensation Committee or elected by the participant under the terms of an award and the tax rules applicable to nonqualified deferred compensation plans under Section 409A of the Code. DERs become exercisable proportionately with the DSUs to which they relate. Each DER is the right to receive one share of Class A common stock or Class C common stock, as applicable, under its terms.
[6]	Includes 9,093 DSUs and 2,238 DERs to be paid in Class A common stock and 36,470 DSUs and 5,544 DERs to be paid in Class C common stock, each payable in the event the director ceases to be a member of the Board.
[7]	Includes 4,547 DSUs and 1,117 DERs to be paid in Class A common stock and 18,236 DSUs and 2,731 DERs to be paid in Class C common stock, each payable in the event the director ceases to be a member of the Board.
[8]	Consists of the total holdings of directors and all executive officers as a group.
Stock Ownership of Principal Stockholders

The following table sets forth information for each person known to the Company to own more than five percent of any class of the Company's common stock. The information provided is as of the date of their most recent Schedule 13G or Schedule 13D filing with the SEC. For our stockholders (other than NRG), percentage of beneficial ownership is based on 34,586,250 shares of Class A common stock outstanding as of March 1, 2018 and 64,730,519 shares of Class C common stock outstanding as of March 1, 2018, and percentage of combined voting power is based on 78,399,694 votes represented by our outstanding Class A, Class B, Class C and Class D common stock in the aggregate as of March 1, 2018. For NRG, who is the sole beneficial owner of our Class B and Class D common stock, percentage of beneficial ownership is based on 34,586,250 shares of Class A common stock outstanding as of March 1, 2018 and 64,730,519 shares of Class C common stock outstanding as of March 1, 2018, plus any shares exchangeable into Class A or Class C common stock within 60 days of March 1, 2018, and percentage of combined voting power is based on 78,399,694 votes represented by our outstanding Class A, Class B, Class C and Class D common stock in the aggregate as of March 1, 2018. Unless otherwise indicated, each person has sole voting and dispositive power with respect the shares set forth in the following table. For further information regarding material transactions between us and NRG, see "Certain Relationships and Related Person Transactions."

	CLASS A COMMON STOCK			CLASS C COMMON STOCK			COMMON STOCK

NAME OF BENEFICIAL OWNER	NUMBER[1]		% OF CLASS A COMMON STOCK	NUMBER[1]		% OF CLASS C COMMON STOCK	% OF COMBINED VOTING POWER[2]
NRG Energy, Inc.	42,738,750	[3]	55.3%	42,738,750	[3]	39.8%	55.1% [4]
804 Carnegie Center Princeton, New Jersey 08540

BlackRock, Inc.	3,197,766	[5]	9.3%	4,369,279	[5]	6.8%	4.1%
55 East 52nd Street New York, New York 10055

The Vanguard Group	3,164,778	[6]	9.2%	5,703,784	[6]	8.8%	4.1%
100 Vanguard Blvd. Malvern, Pennsylvania, 19355

Massachusetts Financial Services Company	2,950,088	[7]	8.5%	—		—	3.8%
111 Huntington Avenue Boston, Massachusetts 02199

FMR LLC	2,051,026	[8]	5.9%	3,189,954	[8]	4.9%	2.7%
245 Summer Street, Boston, Massachusetts 02210

Morgan Stanley	1,828,361	[9]	5.3%	5,782,500	[9]	8.9%	2.4%
1585 Broadway New York, New York 10036

The Bank of New York Mellon Corporation	—		—	3,781,697	[10]	5.8%	*
225 Liberty Street New York, New York 10286

★	Less than one percent of outstanding Class A common stock, Class C common stock or combined voting power, as applicable.
[1]	The number of shares beneficially owned by each person or entity is determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, each person or entity is considered the beneficial owner of any: (a) shares to which such person or entity has sole or shared voting power or dispositive power and (b) shares that such person or entity has the right to acquire within 60 days.

STOCK OWNERSHIP OF DIRECTORS, NAMED EXECUTIVE OFFICERS AND CERTAIN BENEFICIAL OWNERS 23

[2]	Represents the voting power of all of the classes of our common stock voting together as a single class. Each holder of Class A or Class B common stock is entitled to one vote for each share held. Each holder of Class C or Class D common stock is entitled to 1/100th of one vote for each share held. Holders of shares of our Class A, Class B, Class C and Class D common stock vote together as a single class on all matters presented to our stockholders for their vote or approval, except as otherwise provided by applicable law.
[3]	Based upon information set forth in the Schedule 13D/A filed on February 8, 2018 by NRG. Consists entirely of Class B units and Class D units of NRG Yield LLC (Yield LLC). The Class B units of Yield LLC are exchangeable for shares of our Class A common stock at any time and the Class D units are exchangeable for shares of our Class C common stock at any time. As a result, NRG may be deemed to beneficially own the shares of Class A common stock or Class C common stock for which such Class B units or Class D units of Yield LLC, as applicable, are exchangeable. NRG may exchange Class B units of Yield LLC for shares of our Class A common stock and Class D units of Yield LLC for shares of our Class C common stock on a one-for-one basis, subject to equitable adjustments for stock splits, stock dividends and reclassifications in accordance with the terms of the Amended and Restated Exchange Agreement, dated May 14, 2015, between us and NRG; provided, however, upon any exchange of Class B units of Yield LLC for shares of our Class A common stock or Class D units of Yield LLC for shares of our Class C common stock, a corresponding number of shares of Class B common stock or Class D common stock, as applicable, are extinguished. For additional information, see "Certain Relationships and Related Person Transactions—Third Amended and Restated Limited Liability Company Agreement of Yield LLC" and "Certain Relationships and Related Person Transactions—Exchange Agreement."
[4]	NRG holds 42,738,750 shares of our Class B common stock and 42,738,750 shares of our Class D common stock. Each holder of Class B common stock is entitled to one vote per share of Class B common stock. Each holder of our Class D common stock is entitled 1/100th of one vote per share of Class D common stock.
[5]	Based upon information set forth in the Schedules 13G/A filed on January 25, 2018 and February 8, 2018 by BlackRock, Inc. (BlackRock). With respect to the Class A shares, BlackRock has sole voting power over 3,118,876 Class A shares and sole dispositive power over 3,197,766 Class A shares. With respect to the Class C shares, BlackRock has sole voting power over 4,236,356 Class C shares and sole dispositive power over 4,369,279 Class C shares.
[6]	Based upon information set forth in the Schedules 13G/A filed on February 13, 2018 by The Vanguard Group (Vanguard). With respect to the Class A shares, Vanguard has sole voting power over 37,435 Class A shares, shared voting power over 1,500 Class A Shares, sole dispositive power over 3,127,843 Class A shares, and shared dispositive power over 36,935 Class A shares. With respect to the Class C shares, Vanguard has sole voting power over 72,036 Class C shares, shared voting power over 9,809 Class C shares, sole dispositive power over 5,627,494 Class C shares and shared dispositive power over 76,290 Class C shares. Vanguard Fiduciary Trust Company (VFTC), a wholly-owned subsidiary of Vanguard, is the beneficial owner of 35,435 Class A shares and 66,481 Class C shares as a result of VFTC serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd. (VIA), a wholly-owned subsidiary of Vanguard, is the beneficial owner of 3,500 Class A shares and 15,364 Class C shares as a result of VIA serving as investment manager of Australian investment offerings.
[7]	Based upon information set forth in the Schedule 13G/A filed on February 9, 2018 by Massachusetts Financial Services Company (MFS). MFS has sole voting power over 2,932,036 Class A shares and sole dispositive power over 2,950,088 Class A shares.
[8]	Based upon information set forth in the Schedule 13G and Schedule 13G/A filed on February 13, 2018 by FMR LLC (FMR). With respect to the Class A shares, FMR has sole voting power over 648,896 Class A shares and sole dispositive power over 2,051,026 Class A shares. With respect to the Class C shares, FMR has sole voting power over 391,746 Class C shares and sole dispositive power over 3,189,954 Class C shares. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR, representing 49% of the voting power of FMR. The Johnson family group and all other Series B shareholders have entered into a shareholders' voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR. Neither FMR nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act of 1940 (Fidelity Funds) advised by Fidelity Management & Research Company, a wholly owned subsidiary of FMR, which power resides with the Fidelity Funds' Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares underwritten guidelines established by the Fidelity Funds' Boards of Trustees.
[9]	Based upon information set forth in the Schedule 13G filed on February 17, 2015 and the Schedule 13G/A filed on February 12, 2018 by Morgan Stanley and Morgan Stanley Smith Barney LLC. With respect to the Class A shares, Morgan Stanley has sole voting power over 1,492,155 Class A shares. Morgan Stanley has shared voting power over 231,384 Class A shares and shared dispositive power over 1,596,978 Class A shares. With respect to the Class C shares, Morgan Stanley has shared voting power over 5,585,431 Class C shares and shared dispositive power over 4,700,796 Class C shares; and Morgan Stanley Smith Barney LLC has shared voting power over 5,426,994 Class C shares and shared dispositive power over 4,536,604 Class C shares. The shares being reported on by Morgan Stanley as a parent holding company are owned, or may be deemed to be beneficially owned, by Morgan Stanley Smith Barney LLC, a wholly-owned subsidiary of Morgan Stanley and a broker dealer registered under Section 15 of the Exchange Act.
[10]	Based upon information set forth in the Schedule 13G/A filed on February 7, 2018 by The Bank of New York Mellon Corporation (BNY Mellon). BNY Mellon has sole voting power over 3,694,227 Class C shares and sole dispositive power over 3,769,558 Class C shares. BNY Mellon has shared voting power over 2,550 Class C shares and shared dispositive power over 12,139 Class C shares.

STOCK OWNERSHIP OF DIRECTORS, NAMED EXECUTIVE OFFICERS AND CERTAIN BENEFICIAL OWNERS 24

ARRANGEMENTS RESULTING IN CHANGE IN CONTROL

On February 6, 2018, Global Infrastructure Partners entered into a purchase and sale agreement with NRG for the acquisition of NRG's full ownership interest in the Company and NRG's renewable energy development and operations platform. The transaction is subject to certain closing conditions, including customary legal and regulatory approvals. We expect the transaction to close in the second half of 2018. The closing of the transaction would result in a change in control of the Company. For additional information, see "Certain Relationships and Related Person Transactions—Strategic Sponsorship with Global Infrastructure Partners."

Director and Executive Officer Ownership of NRG Common Stock

NRG holds in the aggregate 55.1% of the voting interest in the Company through its ownership of our Class B common stock and Class D common stock. As a result, the following table sets forth information concerning beneficial ownership of NRG's common stock as of March 1, 2018, for: (a) each Company director and the nominees for director; (b) each NEO; and (c) the Company directors and executive officers as a group. Percentage of beneficial ownership is based on 317,666,137 shares of NRG common stock outstanding as of March 1, 2018 plus shares that such person has the right to acquire within 60 days of March 1, 2018. Unless otherwise indicated, each person has the sole voting and dispositive power with respect to the shares of NRG common stock set forth in the following table.

The address of the beneficial owners is NRG Yield, Inc., 804 Carnegie Center, Princeton, New Jersey 08540.

NAME OF BENEFICIAL OWNER	COMMON STOCK[1]		% OF COMMON STOCK
Mauricio Gutierrez	216,560	[2]	★

Christopher S. Sotos	—		★

Chad Plotkin	—		★

Kirkland B. Andrews	190,035	[3]	★

John Chillemi	43,530	[4]	★

John F. Chlebowski	—		★

Ferrell P. McClean	—		★

Brian R. Ford	700		★

All Directors and Executive Officers as a group (10 people)	538,339	[5]	★

★	Less than one percent of the outstanding common stock of NRG.
[1]	The number of shares beneficially owned by each person or entity is determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, each person or entity is considered the beneficial owner of any: (a) shares to which such person or entity has sole or shared voting power or dispositive power and (b) shares that such person or entity has the right to acquire within 60 days through the exercise of stock options or similar rights.
[2]	Includes 12,409 DERs. Excludes 290,085 RSUs, 318,056 RPSUs and 217,625 market stock units (MSUs). DERs become exercisable proportionately with the deferred stock units (DSUs) or RSUs to which they relate. Each DER is the right to receive one share of NRG common stock and becomes exercisable proportionately with the DSUs, RSUs or RPSUs to which they relate. Each RSU represents the right to receive one share of NRG common stock upon vesting. Each RPSU represents the potential to receive NRG common stock based upon NRG achieving a certain level of total stockholder return relative to NRG's peer group over a three-year performance period. Each MSU represents the potential to receive NRG common stock after the completion of three years of service from the date of grant based on absolute NRG stock price change (plus dividends) versus the baseline.
[3]	Includes 2,764 DERs. Excludes 68,573 RSUs, 81,082 RPSUs and 46,824 MSUs.
[4]	Includes 2,041 DERs and 15,495 shares that may be acquired at or within 60 days of March 1, 2018 pursuant to the exercise of options. Excludes 50,660 RSUs, 59,902 RPSUs and 34,593 MSUs.
[5]	Consists of the total holdings of directors and all executive officers as a group.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS 25
Certain Relationships and Related
Person Transactions

Relationship with NRG

NRG formed the Company to own and operate a portfolio of contracted generation assets and thermal infrastructure assets that have historically been owned and/or operated by NRG and its subsidiaries.

NRG, through its ownership of our Class B common stock and our Class D common stock, holds, in the aggregate, 55.1% of the voting interest in our stock and receives distributions from Yield LLC through its ownership of Class B and Class D units of Yield LLC. Holders of our Class A common stock and Class C common stock hold, in the aggregate, the remaining 44.9% of the voting interest in our stock. Each holder of Class A or Class B common stock is entitled to one vote for each share held. Each holder of Class C or Class D common stock is entitled to 1/100th of one vote for each share held. The holders of our outstanding shares of Class A and Class C common stock are entitled to dividends as declared.

The diagram below depicts our organizational structure as of March 1, 2018. Yield LLC indirectly holds the equity interests in our project companies.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS 26

Strategic Sponsorship with Global Infrastructure Partners

On February 6, 2018, Global Infrastructure Partners (GIP) entered into a purchase and sale agreement with NRG (NRG Transaction) for the acquisition of NRG's full ownership interest in the Company and NRG's renewable energy development and operations platform. The aggregate purchase price to be paid by GIP to NRG under the purchase and sale agreement is approximately $1.375 billion, subject to certain adjustments. The NRG Transaction is subject to certain closing conditions, including customary legal and regulatory approvals. The Company expects the NRG Transaction to close in the second half of 2018.

In connection with the NRG Transaction, the Company entered into a Consent and Indemnity Agreement with NRG and GIP setting forth key terms and conditions of the Company's consent to the NRG Transaction. Key provisions of the Consent and Indemnity Agreement include:

Minimized impact to cash available for distribution (CAFD) from potential change in control costs — No more than $10 million in reduced annual CAFD on a recurring basis that would result from changes in the Company's cost structure or any impact from various consents.

Enhanced ROFO pipeline — Upon closing of the NRG Transaction, the Company will enter into a new right of first offer agreement with GIP that adds 550 MW to the current pipeline through the operational 150 MW Langford Wind project and the 400 MW Mesquite Star Wind project which is under development. The ROFO Agreement with NRG will be amended to remove the Ivanpah solar facility.

Financial cooperation and support — GIP has arranged a $1.5 billion backstop credit facility to manage any change of control costs associated with the Company's corporate debt. GIP has also committed to provide up to $400 million in financial support, if necessary, for the Company's purchase of the Carlsbad Energy Center.

Voting and Governance Agreement — As part of the NRG Transaction, the parties have agreed to enter into a voting and governance agreement, which would provide that:

•
the CEO will at all times be a full-time Company employee appointed by the Board;

•
the parties thereto will use their commercially reasonable efforts to submit to the Company's stockholders at the Company's 2019 Annual Meeting of Stockholders a charter amendment to classify the Board into two classes (with the independent directors and directors designated by an affiliate of GIP allocated across the two classes); and

•
the Board will be expanded to nine members at the closing of the NRG Transaction, comprised at that date of five directors designated by GIP, three independent directors and the CEO.
Management Services Agreement

The Company entered into a Management Services Agreement (Management Services Agreement) with NRG pursuant to which NRG has agreed to provide or arrange for other service providers to provide management and administration services to the Company. Under the Management Services Agreement, the Company pays a base management fee and reimburses NRG for certain expenses as described below. For the year ended December 31, 2017, the Company incurred a total of approximately $12 million consisting of management fees of approximately $8.5 million and reimbursement for expenses under the Management Services Agreement.

The following is a summary of certain provisions of the Management Services Agreement and is qualified in its entirety by reference to all of the provisions of such agreement.

SERVICES RENDERED

Under the Management Services Agreement, NRG or certain of its affiliates provide or arrange for the provision by an appropriate service provider of the following services:

•
causing or supervising the carrying out of all day-to-day management, secretarial, accounting, banking, treasury, administrative, liaison, representative, regulatory and reporting functions and obligations;

•
establishing and maintaining or supervising the establishment and maintenance of books and records;

•
identifying, evaluating and recommending to us acquisitions or dispositions from time-to-time and, where requested to do so, assisting in negotiating the terms of such acquisitions or dispositions;

•
recommending and, where requested to do so, assisting in the raising of funds whether by way of debt, equity or otherwise, including the preparation, review or distribution of any prospectus or offering memorandum in respect thereof and assisting with communications support in connection therewith;

•
recommending to us suitable candidates to serve on our Board or their equivalents of our subsidiaries;

•
making recommendations with respect to the exercise of any voting rights to which we are entitled in respect of our subsidiaries;

•
making recommendations with respect to the payment of dividends by us or any other distributions by us, including distributions to holders of our common stock;

•
monitoring and/or oversight of the applicable accountants, legal counsel and other accounting, financial or legal advisors and technical, commercial, marketing and other independent experts, and managing litigation in which we are sued or commencing litigation after consulting with, and subject to the approval of, the relevant board of directors or its equivalent;

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS 27

•
attending to all matters necessary for any reorganization, bankruptcy proceedings, dissolution or winding up involving us, subject to approval by the relevant board of directors or its equivalent;

•
supervising the timely calculation and payment of taxes payable, and the filing of all tax returns;

•
causing our annual combined financial statements and quarterly interim financial statements to be: (a) prepared in accordance with generally accepted accounting principles or other applicable accounting principles for review and audit at least to such extent and with such frequency as may be required by law or regulation; and (b) submitted to the relevant board of directors or its equivalent for its prior approval;

•
making recommendations in relation to and effecting the entry into insurance policies covering our assets, together with other insurances against other risks, including directors and officers insurance as the relevant service provider and the relevant board of directors or its equivalent may from time to time agree;

•
arranging for individuals to carry out the functions of principal executive, accounting and financial officers for purposes of applicable securities laws;

•
providing individuals to act as senior officers as agreed from time-to-time, subject to the approval of the relevant board of directors or its equivalent;

•
advising us regarding the maintenance of compliance with applicable laws and other obligations; and

•
providing all such other services as may from time-to-time be agreed by the parties that are reasonably related to our day-to-day operations.

These activities are subject to the supervision of our Board and the board of directors of each of our subsidiaries or their equivalent, as applicable.

MANAGEMENT FEE

Pursuant to the Management Services Agreement, the Company pays a base management fee of approximately $2.125 million per quarter. The base management fee is adjusted for inflation annually at an inflation factor based on year-over-year Consumer Price Index. The base management fee is also increased in connection with the completion of any future acquisitions by the Company (including any NRG ROFO Assets described below in "— Right of First Offer") by an amount equal to 0.05% of the enterprise value of the acquired assets as of the acquisition closing date. The base management fee is subject to adjustments following the consummation of future acquisitions and as a result of a change in the scope of services provided under the Management Services Agreement.

We may amend the scope of the services to be provided by NRG under the Management Services Agreement, including reducing the number of our subsidiaries that receive services or otherwise, by providing 180 days' prior written notice to NRG; provided that the services to be provided by NRG under the Management Services Agreement cannot be increased without NRG's prior written consent. Furthermore, we and NRG must consent to any related change in the base management fee resulting from a change in the scope of services. If the parties are unable to agree on a revised base management fee, we may terminate the agreement after the end of such 180-day period by providing 30 days' prior written notice to NRG; provided, that any decision by us to terminate the Management Services Agreement in such an event must be approved by a majority of our independent directors.

REIMBURSEMENT OF EXPENSES AND CERTAIN TAXES

We also reimburse NRG for any out-of-pocket fees, costs and expenses incurred in the provision of the management and administration services. However, we are not required to reimburse NRG for the salaries and other remuneration of its management, personnel or support staff who carry out any services or functions for us or overhead for such persons. We are required to pay NRG all other out-of-pocket fees, costs and expenses incurred in connection with the provision of the services including those of any third party and to reimburse NRG for any such fees, costs and expenses.

In addition, we are required to pay all fees, expenses and costs incurred in connection with the investigation, acquisition, holding or disposal of any acquisition that is made or that is proposed to be made by us. Where the acquisition or proposed acquisition involves a joint acquisition that is made alongside one or more other persons, NRG will be required to allocate such fees, costs and expenses in proportion to the notional amount of the acquisition made (or that would have been made in the case of an unconsummated acquisition) among all joint investors. Such additional fees, expenses and costs represent out-of-pocket costs associated with investment activities that will be undertaken pursuant to the Management Services Agreement.

We are also required to pay or reimburse NRG for all sales, use, value added, withholding or other taxes or customs duties or other governmental charges levied or imposed by reason of the Management Services Agreement or any agreement it contemplates, other than income taxes, corporation taxes, capital gains taxes or other similar taxes payable by NRG, which are personal to NRG.

TERMINATION

The Management Services Agreement does not have a fixed term. However, we will be able to terminate the Management Services Agreement upon 30 days' prior written notice, and NRG will be able to terminate the Management Services Agreement upon 180 days' prior written notice, if (a) the other party defaults in its obligations resulting in material harm and remaining unremedied for 30 days after notice of breach is given; (b) the other party engages in fraud, misappropriation or the like resulting in material harm; or (c) certain events occur relating to the bankruptcy or insolvency of the other

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS 28

party. Except as set forth above in "— Management Fee," we do not have a right to terminate for any other reason, including if NRG experiences a change of control. We will only be able to terminate the Management Services Agreement with the prior unanimous approval of our independent directors. The Management Services Agreement expressly provides that the agreement may not be terminated by us due solely to the poor performance or the underperformance of any of our operations.

INDEMNIFICATION AND LIMITATIONS ON LIABILITY

Under the Management Services Agreement, NRG does not assume any responsibility other than to provide or arrange for the provision of the services called for thereunder in good faith and is not responsible for any action that we take in following or declining to follow the advice or recommendations of NRG. The maximum amount of the aggregate liability of NRG or any of its affiliates or agents will be equal to the base management fee previously paid by us in the two most recent calendar years pursuant to the Management Services Agreement. We have also agreed to indemnify each of NRG and its affiliates or agents to the fullest extent permitted by law from and against any losses incurred by an indemnified person or threatened in connection with our respective businesses, investments and activities or related to the Management Services Agreement or the services provided by NRG, subject to certain exceptions. In addition, under the Management Services Agreement, the indemnified persons will not be liable to us to the fullest extent permitted by law, subject to certain exceptions.

OUTSIDE ACTIVITIES

The Management Services Agreement does not prohibit NRG or its affiliates from pursuing other business activities or providing services to third parties that compete directly or indirectly with us.

Right of First Offer

We have entered into a Second Amended and Restated Right of First Offer Agreement, dated as of February 24, 2017 (ROFO Agreement) with NRG. Under the ROFO Agreement, NRG has granted us and our affiliates a right of first offer on any proposed sale, transfer or other disposition of certain assets of NRG listed in the table below until February 24, 2022 (NRG ROFO Assets).

ASSET	FUEL TYPE	RATED CAPACITY (MW)[a]	COD
Agua Caliente	Solar	102	2014
Ivanpah	Solar	195	2013
Hawaii[b]	Solar	80	2019
Distributed Solar (up to $190 million of equity in distributed solar generation portfolio(s))[b]	Solar	various	various
Buckthorn Solar[c]	Solar	154	2018
Carlsbad[d]	Conventional	527	2018

[a]	Represents the maximum, or rated, electricity generating capacity of the facility in MW multiplied by NRG's percentage ownership interest in the facility as of December 31, 2017.
[b]	Hawaii and Distributed Solar are part of the ROFO Agreement. These are not expected to be offered by NRG prior to consummation of the NRG Transaction and, at that time, would become part of a new right of first offer agreement with GIP.
[c]	See "Purchase of NRG ROFO Assets" for further information.
[d]	See "Purchase of NRG ROFO Assets" for further information.

Prior to engaging in any negotiation regarding any disposition, sale or other transfer of any of the remaining NRG ROFO Assets, NRG will deliver a written notice to us setting forth the material terms and conditions of the proposed transaction. During the 30-day period after the delivery of such notice, we will negotiate with NRG in good faith to reach an agreement on the transaction. If the parties do not reach an agreement within such 30-day period, NRG will be able within the next 180 calendar days to sell, transfer, dispose or recontract such NRG ROFO Asset to a third party (or to agree in writing to undertake such transaction with a third party) on terms generally no less favorable to NRG than those offered pursuant to the written notice.

Under the ROFO Agreement, NRG is not obligated to sell the remaining NRG ROFO Assets. In addition, any offer to sell under the ROFO Agreement will be subject to an inherent conflict of interest because the same professionals within NRG's organization that are involved in acquisitions that are suitable for us have responsibilities within NRG's broader asset management business. Notwithstanding the significance of the services to be rendered by NRG or its designated affiliates on our behalf or of the assets which we may elect to acquire from NRG in accordance with the terms of the ROFO Agreement or otherwise, NRG does not owe fiduciary duties to us or our stockholders. Any material transaction with NRG (including the proposed acquisition of any NRG ROFO Asset) will be subject to our related person transaction policy, which will require prior approval of such transaction by our Corporate Governance, Conflicts and Nominating Committee. Those of our executive officers who have economic interests in NRG may be conflicted when advising our Corporate

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS 29

Governance, Conflicts and Nominating Committee or otherwise participating in the negotiation or approval of such transactions.

Upon closing of the NRG Transaction, the Company will enter into a right of first offer agreement with GIP that adds 550 MW to the current pipeline through the operational 150 MW Langford Wind project and the 400 MW Mesquite Star Wind project which is under development. The ROFO Agreement with NRG will be amended to remove the Ivanpah solar facility.

Purchase of NRG ROFO Assets

On February 6, 2018, the Company entered into an agreement with NRG to purchase its interest in Carlsbad Energy Holdings LLC, which owns 100% of Carlsbad Energy Center LLC, which indirectly owns the Carlsbad project, a 527 MW natural gas fired project in Carlsbad, CA, pursuant to the ROFO Agreement. The purchase price for the transaction is $365 million in cash consideration, subject to customary working capital and other adjustments. The transaction is expected to close in the fourth quarter of 2018 and is contingent upon the consummation of the NRG Transaction.

On January 24, 2018, the Company entered into an agreement with NRG to purchase 100% of NRG's ownership interest in Buckthorn Solar for total consideration of $42 million plus working capital adjustments and is expected to close in the first quarter of 2018.

On November 1, 2017, the Company acquired a 38 MW solar portfolio primarily comprised of assets from NRG's Solar Power Partners (SPP) funds and other projects developed by NRG, for cash consideration of $74 million plus assumed non-recourse debt of $26 million.

On August 1, 2017, the Company acquired the remaining 25% interest in NRG Wind TE Holdco, a portfolio of 12 wind projects, from NRG for total cash consideration of $44 million, including working capital adjustment of $3 million. The purchase agreement also included potential additional payments to NRG dependent upon actual energy prices for merchant periods beginning in 2027, which were estimated and accrued as contingent consideration in the amount of $8 million as of September 30, 2017.

On March 27, 2017, the Company acquired the following interests from NRG (March 2017 Drop Down Assets): (i) Agua Caliente Borrower 2 LLC, which owns a 16% interest (approximately 31% of NRG's 51% interest) in the Agua Caliente solar farm, one of the ROFO Assets, representing ownership of approximately 46 net MW of capacity and (ii) NRG's interests in the Utah Solar Portfolio (defined below). Agua Caliente is located in Yuma County, AZ and sells power subject to a 25-year Power Purchase Agreement (PPA) with Pacific Gas and Electric, with 22 years remaining on that contract. The seven utility-scale solar farms in the Utah Solar Portfolio are owned by the following entities: Four Brothers Capital, LLC, Iron Springs Capital, LLC, and Granite Mountain Capital, LLC. These utility- scale solar farms achieved commercial operations in

2016, sell power subject to 20-year PPAs with PacifiCorp, a subsidiary of Berkshire Hathaway and are part of a tax equity structure with Dominion Solar Projects III, Inc., through which the Company is entitled to receive 50% of cash to be distributed. The Company paid cash consideration of $130 million, plus $2 million of working capital. The acquisition of the March 2017 Drop Down Assets was funded with cash on hand. The Company recorded the acquired interests as equity method investments. The Company also assumed non-recourse debt of $41 million and $287 million on Agua Caliente Borrower 2 LLC and the Utah Solar Portfolio, respectively. The Utah Solar Portfolio consists of Four Brothers Solar, LLC, Granite Mountain Holdings, LLC, and Iron Springs Holdings, LLC, which are equity investments owned by Four Brothers Holdings, LLC, Granite Mountain Renewables, LLC, and Iron Springs Renewables, LLC, respectively.

Partnerships with NRG

NRG DGPV HOLDCO 1 LLC

On May 8, 2015, NRG Yield DGPV Holding LLC, our wholly-owned subsidiary, and NRG entered into a partnership by forming NRG DGPV Holdco 1 LLC (DGPV Holdco 1), the purpose of which is to own or purchase solar power generation projects and other ancillary related assets from NRG Renew LLC or its subsidiaries, via intermediate funds. The Company owns approximately 47 MW of distributed solar capacity, based on cash to be distributed, with a weighted average contract life of 18 years. All of these investments relate to the Company's $100 million commitment to distributed solar projects in partnership with NRG.

The Company's maximum exposure to loss is limited to its equity investment, which was $75 million as of December 31, 2017.

NRG DGPV HOLDCO 2 LLC

On February 29, 2016, NRG Yield DGPV Holding LLC, our wholly-owned subsidiary, and NRG entered into a partnership by forming NRG DGPV Holdco 2 LLC (DGPV Holdco 2), to own or purchase solar power generation projects as well as other ancillary related assets from NRG Renew LLC or its subsidiaries, via intermediate funds. The Company owns approximately 113 MW of distributed solar capacity, based on cash to be distributed, with a weighted average contract life of 21 years. Under this partnership, the Company committed to fund up to $60 million of capital. The Company's maximum exposure to loss is limited to its equity investment, which was $62 million as of December 31, 2017.

NRG DGPV HOLDCO 3 LLC

On September 26, 2017, NRG Yield DGPV Holding LLC, our wholly-owned subsidiary, and NRG entered into a partnership by forming NRG DGPV Holdco 3 LLC (DGPV Holdco 3), in which the Company would invest up to $50 million in an operating portfolio of distributed solar

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS 30

assets, primarily comprised of community solar projects, developed by NRG. The Company owns approximately 43 MW of distributed solar capacity, based on cash to be distributed, with a weighted average contract life of approximately 20 years as of December 31, 2017. The Company's maximum exposure to loss is limited to its equity investment, which was $39 million as of December 31, 2017.

The Company's maximum exposure to loss is limited to its equity investment in DGPV Holdco 1, DGPV Holdco 2 and DGPV Holdco 3, which was $176 million on a combined basis.

NRG RPV HOLDCO 1 LLC

On April 9, 2015, NRG Yield RPV Holding LLC, our wholly-owned subsidiary, and NRG Residential Solar Solutions LLC, a subsidiary of NRG, entered into a partnership by forming

NRG RPV Holdco 1 LLC (RPV Holdco), that holds operating portfolios of residential solar assets developed by NRG Home Solar, a subsidiary of NRG, including: (i) an existing, unlevered portfolio of over 2,200 leases across nine states representing approximately 14 MW, based on cash to be distributed, with a weighted average remaining lease term of approximately 15 years that was acquired outside the partnership; and (ii) a tax equity-financed portfolios of approximately 5,400 leases representing approximately 30 MW, based on cash to be distributed, with an average lease term for the existing and new leases of approximately 18 years. The Company has fully funded the partnership as of December 31, 2017.

The Company's maximum exposure to loss is limited to its equity investment, which was $58 million as of December 31, 2017.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS 31

Operations and Maintenance Agreements

Affiliates of NRG provide day-to-day operational and management support to certain of our project-level entities in accordance with operations and maintenance (O&M) agreements. The O&M agreements for which the amount involved exceeded $120,000 during fiscal year 2017 are described in the table below. Under these O&M agreements, we generally pay an annual or monthly fee, which may be subject to annual adjustment, plus any reimbursable expenses. Each of the counterparties to the O&M agreements is an indirect wholly-owned subsidiary of NRG.

PROJECT	AGREEMENT DESCRIPTION	APPROXIMATE AMOUNT INVOLVED
Conventional

GenConn Devon	O&M Agreement, dated April 24, 2009	$2,868,000

GenConn Middletown	O&M Agreement, dated April 24, 2009	$2,494,000

El Segundo Energy Center	O&M Management Agreement, dated March 31, 2011	$4,868,000

Walnut Creek	O&M Agreement, dated July 1, 2011	$3,076,000

Thermal

NRG Energy Center Dover	Plant O&M Agreement, dated October 1, 2014	$2,310,000

NRG Energy Center Harrisburg	Plant O&M Agreement, dated October 1, 2014	$3,064,000

NRG Energy Center HCEC	Plant O&M Agreement, dated October 1, 2014	$1,611,000

NRG Energy Center Minneapolis	Plant O&M Agreement, dated October 1, 2014	$6,898,000

NRG Energy Center Omaha	Plant O&M Agreement, dated October 1, 2014	$3,834,000

NRG Energy Center Phoenix	Plant O&M Agreement, dated October 1, 2014	$3,300,000

NRG Energy Center Pittsburgh	Plant O&M Agreement, dated October 1, 2014	$2,809,000

NRG Energy Center Princeton	Plant O&M Agreement, dated October 1, 2014	$1,070,000

NRG Energy Center San Diego	Plant O&M Agreement, dated October 1, 2014	$533,000

NRG Energy Center San Francisco	Plant O&M Agreement, dated October 1, 2014	$4,319,000

NRG Energy Center Smyrna	Plant O&M Agreement, dated October 1, 2014	$413,000

NRG Energy Center Tucson	Plant O&M Agreement, dated October 1, 2014	$340,000

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS 32

PROJECT	AGREEMENT DESCRIPTION	APPROXIMATE AMOUNT INVOLVED
Utility-Scale Solar

Avenal	O&M Agreement, dated January 31, 2011	$448,000

Borrego	O&M Agreement, dated August 1, 2012	$375,000

CVSR	O&M Agreement, dated September 30, 2011	$3,860,000

Kansas South	O&M Agreement, dated June 13, 2017	$395,000

TA High Desert	O&M Agreement, dated June 9, 2017	$296,000

Wind

Alta	O&M Agreement, dated December 12, 2016	$3,936,000

Buffalo Bear	O&M Agreement, dated May 1, 2016	$265,000

Crosswinds	O&M Agreement, dated May 1, 2016	$516,000

Elbow Creek	O&M Agreement, dated December 5, 2012	$1,385,000

Elkhorn Ridge	O&M Agreement, dated May 9, 2008	$362,000

Forward	O&M Agreement, dated October 20, 2016	$495,000

Goat Wind	O&M Agreement, dated February 18, 2008	$2,051,000

Hardin	O&M Agreement, dated May 1, 2016	$358,000

Laredo Ridge	O&M Agreement, dated December 24, 2015	$1,350,000

Lookout	O&M Agreement, dated February 11, 2008	$698,000

Odin	O&M Agreement, dated September 16, 2016	$444,000

Pinnacle	O&M Agreement, dated December 1, 2016	$1,292,000

San Juan Mesa	O&M Agreement, dated December 27, 2005	$681,000

Sleeping Bear	O&M Agreement, dated May 1, 2016	$1,365,000

Spanish Fork	O&M Agreement, dated September 16, 2016	$430,000

South Trent	Management O&M Agreement, dated October 1, 2015	$941,000

Taloga	O&M Agreement, dated July 1, 2016	$2,276,000

Wildorado	O&M Agreement, dated February 11, 2008	$2,064,000

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS 33

Asset Management and Administrative Services Agreements

Affiliates of NRG provide day-to-day administrative support to certain of our project-level entities in accordance with asset management and administrative services agreements (ASAs). The ASAs for which the amount involved exceeded $120,000 during fiscal year 2017 are described in the table below. Under these agreements, we generally pay an annual or monthly fee, which may be subject to annual adjustment, plus any reimbursable expenses. Each of the counterparties to the agreements is an indirect wholly-owned subsidiary of NRG.

PROJECT	AGREEMENT DESCRIPTION	APPROXIMATE AMOUNT INVOLVED
Conventional

El Segundo Energy Center	Project Administration Services Agreement, dated March 31, 2011[1]	$325,000

Walnut Creek	Asset Services Agreement, dated July 1, 2011	$212,000

Utility-Scale Solar

Alpine	Asset Management Agreement, dated March 15, 2012	$136,000

CVSR Holdco	Asset Management Agreement, dated April 26, 2016	$205,000

NRG Yield Utah Solar Holdings LLC	Master Management Agreement, dated March 27, 2017	$156,000

SPP Fund III	Asset Management Agreement, dated October 31, 2017	$131,000

SPP P-IV Master Lessee	Asset Management Agreement, dated July 12, 2012	$170,000

Wind

Alta	Amended and Restated Services Agreement, dated December 12, 2016	$399,000

Buffalo Bear	Amended and Restated Services Agreement, dated September 15, 2011	$158,000

Forward	Services Agreement, dated January 1, 2012	$199,000

Laredo Ridge	Support Services Agreement, dated May 27, 2010	$156,000

Lookout	Services Agreement, dated January 1, 2012	$199,000

NRG Wind TE Holdco LLC	Services Agreement, dated November 3, 2014	$1,036,000

Pinnacle	Amended and Restated Services Agreement, dated September 15, 2011	$170,000

Sleeping Bear	Services Agreement, dated January 1, 2012	$199,000

South Trent	Project Administration Agreement, dated October 1, 2015	$220,000

Spanish Fork	Services Agreement, dated February 1, 2012	$199,000

Taloga	Services Agreement, dated November 20, 2012	$158,000

Viento Funding II, Inc.	Management and Administration Agreement, dated July 1, 2013	$269,000

[1]	NRG West Holdings LLC, our wholly-owned subsidiary and the owner of El Segundo Energy Center, is also a party to this agreement.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS 34

MARSH LANDING AGREEMENT

NRG Marsh Landing LLC (Marsh Landing), one of our wholly-owned subsidiaries, is a party to an administrative services agreement with NRG West Coast LLC, a wholly-owned subsidiary of NRG. Under the agreement, NRG West Coast LLC provides labor and invoice processing and payment services on behalf of Marsh Landing. Marsh Landing reimbursed NRG West Coast LLC for the amounts paid. For the year ended December 31, 2017, Marsh Landing reimbursed costs of approximately $15 million under this agreement.

Power Sales and Energy Marketing Services Agreements

NRG DOVER AGREEMENTS

NRG Energy Center Dover LLC (NRG Dover), a subsidiary of the Company, is party to a Power Sales and Services Agreement with NRG Power Marketing. The agreement is automatically renewed on a month-to-month basis unless terminated by either party upon at least 30 days written notice. Under the agreement, NRG Power Marketing has the exclusive right to (i) manage, market and sell power, (ii) procure fuel and fuel transportation for operation of the Dover generating facility, to include for purposes other than generating power, (iii) procure transmission services required for the sale of power and (iv) procure and market emissions credits for operation of the Dover generating facility.

In addition, NRG Power Marketing has the exclusive right and obligation to direct the output from the generating facility, in accordance with and to meet the terms of any power sales contracts executed against the power generation of the Dover facility. Under the agreement, NRG Power Marketing pays NRG Dover gross receipts generated through sales, less costs incurred by NRG Power Marketing related to providing such services as transmission and delivery costs, as well as fuel costs. For the year ended December 31, 2017, NRG Dover purchased approximately $539,000 of natural gas from NRG Power Marketing under the Power Sales and Services Agreement.

In February 2016, NRG Dover entered into a Power Purchase Agreement with NRG Power Marketing for the sale of energy and environmental attributes with an effective date of February 1, 2016 and expiration date of December 31, 2018. NRG Dover generated revenues of $4 million for the year ended December 31, 2017. The agreement in place is in addition to the existing Power Sales and Services Agreement described above.

NRG MINNEAPOLIS AGREEMENT

NRG Energy Center Minneapolis LLC (NRG Minneapolis), one of our wholly-owned subsidiaries, is a party to an Energy Marketing Services Agreement (Minneapolis Agreement) with NRG Power Marketing, a wholly-owned subsidiary of NRG. The Minneapolis Agreement commenced in August 2014 and is automatically renewed annually unless terminated by either party upon at least 90 days' written notice prior to the end of any term. Under the Minneapolis Agreement, NRG Power Marketing has the

exclusive right to procure fuel and fuel transportation for the operation of the Minneapolis generating facility. Fuel procured by NRG Power Marketing is sold to NRG Minneapolis upon delivery. For the year ended December 31, 2017, NRG Minneapolis purchased approximately $8.4 million of natural gas from NRG Power Marketing.

ELBOW CREEK POWER PURCHASE AGREEMENT

In October 2015, Elbow Creek, one of our wholly-owned subsidiaries, entered into a Power Purchase Agreement with NRG Power Marketing for the sale of energy and environmental attributes with the effective date of November 1, 2015, and an expiration date of October 31, 2022. Elbow Creek generated revenues of $8 million for the year ended December 31, 2017.

Additional El Segundo Agreements

El Segundo Energy Center LLC (ESEC), one of our wholly-owned subsidiaries, entered into an Amended and Restated Easement Agreement, effective as of March 31, 2011, with El Segundo Power II LLC, a wholly-owned subsidiary of NRG, for a parcel of real property located in the city of El Segundo, California. The easement is for the construction, operation and maintenance of sewer lines, as well as for the construction, operations and maintenance of right of way and facilities for lay down and staging areas for the project. The term of the agreement is over the life of the project. Under the agreement, ESEC is required to pay an annual fee, subject to adjustment. For the year ended December 31, 2017, ESEC paid approximately $279,000 under this agreement.

ESEC has entered into an Amended and Restated Ground Lease and Easement Agreement, effective as of March 31, 2011, with El Segundo Power, LLC, a wholly-owned subsidiary of NRG, for a parcel of real property in the city of El Segundo, California. The non-exclusive easements are for the construction, operation and maintenance of support infrastructure for the project. The initial term of the agreement is over the construction of the project through the twentieth anniversary of the commercial operations date. Under the agreement, ESEC is required to pay rent monthly, subject to annual adjustment. For the year ended December 31, 2017, ESEC paid approximately $1.2 million under this agreement.

Elbow Creek QSE Services Agreement

Elbow Creek, one of our wholly-owned subsidiaries, entered into a QSE Services Agreement, effective as of March 25, 2015, with Boston Energy Trading and Marketing LLC (BETM), a wholly-owned subsidiary of NRG. Under the agreement, BETM serves as a qualified scheduling entity for Elbow Creek and acts as Elbow Creek's sole point of contact with ERCOT on matters related to scheduling, forecasting and settlement services. Elbow Creek pays a monthly fee, recurring charges, plus reimbursements, for the services. For the year ended December 31, 2017, Elbow Creek paid approximately $150,000 under this agreement.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS 35

EPC Agreement by and between NECP and NRG

On October 31, 2016, NRG Business Services LLC, a subsidiary of NRG, and NRG Energy Center Pittsburgh LLC (NECP), a wholly owned subsidiary of the Company, entered into an Engineering, Procurement and Construction Agreement (EPC Agreement) for the construction of a 73 MWt district energy system for NECP to provide 150 kpph of steam, 6,750 tons of chilled water and 7.5 MW of emergency backup power service to University of Pittsburgh Medical Center (UPMC Mercy). The initial term of the energy services agreement with UPMC Mercy will be for a period of twenty years from the service commencement date. Pursuant to the terms of the EPC Agreement, NECP agreed to pay NRG Business Services LLC $79 million, subject to adjustment based upon certain conditions in the EPC Agreement, upon substantial completion of the project. The project is expected to reach COD in the first quarter of 2018. On January 5, 2017, the parties amended the EPC Agreement, based on a customer change order, to increase the capacity of the district energy system from 73 MWt to 80 MWt, which also increased the payment from $79 million to $88 million.

Third Amended and Restated Limited Liability Company Agreement of Yield LLC

The following is a description of the material terms of Yield LLC's Third Amended and Restated Limited Liability Company Agreement (LLC Agreement).

GOVERNANCE

We serve as the sole managing member of Yield LLC. As such, we and effectively our Board, control the business and affairs of Yield LLC and are responsible for the management of its business.

VOTING AND ECONOMIC RIGHTS OF MEMBERS

Yield LLC has four classes of Units: Class A units, Class B units, Class C units and Class D units. Class A units and Class C units may be issued only to us as the sole managing member, and Class B units and Class D units may be issued only to NRG and held by NRG or its permitted transferees. Units of each of the four classes have equivalent economic and other rights, except that upon issuance, each holder of a Class B unit will also be issued a share of our Class B common stock, and each holder of a Class D unit will also be issued a share of our Class D common stock. Each Class B unit is exchangeable for a share of our Class A common stock and each Class D unit is exchangeable for a share of our Class D common stock, in each case subject to equitable adjustments for stock splits, dividends and reclassifications in accordance with the terms of the Exchange Agreement (as described below).

Net profits and net losses and distributions by Yield LLC are allocated and made to holders of units in accordance with the respective number of membership units of Yield LLC held. Generally, Yield LLC will make distributions to us and NRG for the purpose of funding tax obligations in respect of income of Yield LLC that is allocated to the members of Yield LLC. For the year ended December 31, 2017, Yield LLC made approximately $108.1 million in distributions to us and approximately $93.9 million in distributions to NRG.

COORDINATION WITH YIELD LLC

Any time we issue a share of Class A common stock or a share of our Class C common stock for cash, the net proceeds therefrom will promptly be transferred to Yield LLC and Yield LLC will either:

•
transfer a newly issued Class A unit of Yield LLC to us in the case of the issuance of a share of Class A common stock, or a newly issued Class C unit of Yield LLC to us in the case of the issuance of a share of Class C common stock; or

•
use the net proceeds to purchase a Class B unit of Yield LLC from NRG in the case of the issuance of a share of Class A common stock, which Class B unit will automatically convert into a Class A unit of Yield LLC when transferred to us, or a Class D unit of Yield LLC from NRG in the case of the issuance of a share of Class C common stock, which Class D unit will automatically convert into a Class C unit of Yield LLC when transferred to us.

If we elect to redeem any shares of our Class A common stock or Class C common stock for cash, Yield LLC will, immediately prior to such redemption, redeem an equal number of Class A units or Class C units, as applicable, held by us upon the same terms and for the same price, as the shares of Class A common stock so redeemed.

Exchange Agreement

We entered into an Amended and Restated Exchange Agreement with NRG (Exchange Agreement). Under the Exchange Agreement, NRG (and certain permitted assignees and permitted transferees who acquire Class B units or Class D units of Yield LLC) may from time to time cause Yield LLC to exchange their Class B units for shares of our Class A common stock on a one-for-one basis, subject to adjustments for stock splits, stock dividends and reclassifications, or exchange their Class D units for shares of our Class C common stock on a one-for-one basis, subject to equitable adjustments for stock splits, stock dividends and reclassifications.

When NRG or its permitted transferee exchanges a Class B unit of Yield LLC for a share of our Class A common stock, we will automatically redeem and cancel a corresponding share of our Class B common stock and the Class B unit will automatically convert into a Class A unit when issued to us; similarly, when NRG or its permitted transferee exchanges a Class D unit of Yield LLC for a share of our Class C common stock, we will automatically redeem and cancel a corresponding share of our Class D common stock and the Class D unit will automatically convert into a Class C unit when issued to us. As result, when a holder exchanges its Class B units for shares of our Class A common stock, or its Class D units for shares of our

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS 36

Class C common stock, our interest in Yield LLC will be correspondingly increased.

Registration Rights Agreement

We have entered into an Amended and Restated Registration Rights Agreement with NRG (Registration Rights Agreement). Under the Registration Rights Agreement, NRG and its affiliates are entitled to demand registration rights, including the right to demand that a shelf registration statement be filed, and "piggyback" registration rights, for shares of our Class A common stock that are issuable upon exchange of Class B units of Yield LLC that NRG owns and shares of our Class C common stock that are issuable upon exchange of the Class D units of Yield LLC that NRG owns.

Procedures for Review, Approval and Ratification of Related Person Transactions; Conflicts of Interest

Our Board has adopted a written Related Person Transaction Policy (Related Person Policy) that provides that the Corporate Governance, Conflicts and Nominating Committee will periodically review all related person transactions that are required to be disclosed under SEC rules and, when appropriate, initially authorize or ratify all such transactions. See "Governance of the Company — Corporate Governance, Conflicts and Nominating Committee."

The Related Person Policy operates in conjunction with our Code of Conduct and is applicable to all "Related Person Transactions", which are all transactions, arrangements or relationships in which:

•
the aggregate amount involved will or may be expected to exceed $50,000 in any calendar year;

•
the Company is a participant; and

•
any Related Person (as that term is defined below) has or will have a direct or indirect interest.

A "Related Person" is:

•
any person who is, or at any time during the applicable period was, a director of the Company or a nominee for director or an executive officer;

•
any person who is known to the Company to be the beneficial owner of more than 5% of any class of the Company's voting stock;

•
any immediate family member of any of the persons referenced in the preceding two bullets, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of the director, nominee for director, executive officer or more than 5% beneficial owner of any class of the Company's voting stock, and any person (other than a tenant or employee) sharing the household of such director, nominee for director, executive officer or more than 5% beneficial owner of any class of the Company's voting stock; and

•
any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

In determining whether to recommend the initial approval or ratification of a Related Person Transaction, the Corporate Governance, Conflicts and Nominating Committee considers all of the relevant facts and circumstances available, including (if applicable) but not limited to: (a) whether there is an appropriate business justification for the transaction; (b) the benefits that accrue to us as a result of the transaction; (c) the terms available to unrelated third parties entering into similar transactions; (d) the impact of the transaction on director independence (in the event the related person is a director, an immediate family member of a director or an entity in which a director or an immediate family member of a director is a partner, stockholder, member or executive officer); (e) the availability of other sources for comparable products or services; (f) whether it is a single transaction or a series of ongoing, related transactions; and (g) whether entering into the transaction would be consistent with the Related Person Transaction Policy.

If the aggregate amount involved is expected to be less than $500,000, the transaction may be approved or ratified by the Chair of the Corporate Governance, Conflicts and Nominating Committee.

As part of its review of each Related Person Transaction, the Corporate Governance, Conflicts and Nominating Committee will take into account, among other factors it deems appropriate, whether the transaction is on terms no less favorable than the terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the Related Person's interest in the transaction. This Related Person Policy also provides that certain transactions, based on their nature and/or monetary amount, are deemed to be pre-approved or ratified by the Corporate Governance, Conflicts and Nominating Committee and do not require separate approval or ratification.

Transactions involving ongoing relationships with a Related Person will be reviewed and assessed at least annually by the Corporate Governance, Conflicts and Nominating Committee to ensure that such Related Person Transactions remain appropriate and in compliance with the Committee's guidelines.

The Committee's activities with respect to the review and approval or ratification of all Related Person Transactions are reported periodically to the Board. Any transaction between us and any Related Person, including NRG, will be subject to the prior review and approval of our Corporate Governance, Conflicts and Nominating Committee.

EXECUTIVE COMPENSATION 37

Executive Compensation

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE COMPENSATION 38

Executive Summary

Executive Compensation Program

The Company is a dividend growth-oriented company that has historically served as the primary vehicle through which NRG owns, operates and acquires contracted renewable and conventional and thermal infrastructure assets. NRG, through its holdings of our Class B common stock and Class D common stock, has a majority voting interest in the Company. This CD&A describes the philosophy, elements, implementation and results of our executive compensation program for 2017.

Given that Messrs. Sotos and Plotkin became our first two employees as of May 6, 2016 and November 7, 2016, respectively, the Compensation Committee's objectives in 2016 were to design a simple yet competitive program that aligned with the interests of our stockholders. For 2017, however, the Compensation Committee undertook a full review of our compensation practices to determine the appropriate combination of long-term and short-term compensation features to align pay with the Company's performance and TSR. Our 2017 compensation program for our NEOs, Messrs. Sotos and Plotkin, consisted of (i) base salary, (ii) long-term incentive compensation under our LTIP in the form of RSUs that vest over three years and RPSUs that vest after three years, subject to certain performance criteria and (iii) an annual incentive bonus opportunity under the AIP. No other officer received any compensation from us in 2017.

At our 2017 Annual Meeting of Stockholders, we received 91% support for our say on pay proposal. As a result, we believe that our stockholders understand that our pay practices demonstrate our commitment to pay for performance and that our compensation plans are designed to recognize the performance of the Company.

Key Governance Features of Our Executive Compensation Program

Our 2016 executive compensation program was designed to be simple, competitive, and align the interests of our NEOs with those of our stockholders. Beginning in 2017, the executive compensation program was modified to include quantitative results and incorporate best practices in compensation design, while ensuring that the program was tailored to the needs of our business and supportive of our compensation objectives.

Our compensation program and practices incorporate several key governance features as highlighted in the table below.

✓ WHAT WE DO:	✘ WHAT WE DON'T DO:
Pay for performance by delivering a substantial majority of our CEO's compensation through equity	No excise tax gross-ups upon a change-in-control and no tax gross-ups on perquisites or benefits

Beginning in 2017, the large majority of our equity compensation is performance-based	No pledging or hedging of the Company's stock by NEOs or directors

Target our peer group median for total direct compensation	No employment agreements for executive officers with the exception of our CEO

Require a double trigger for the acceleration of equity upon a change in control	No guaranteed bonus payments for our NEOs

Include clawback policies in our compensation plans	No supplemental executive retirement plans

Maintain robust stock ownership guidelines for our NEOs	No re-pricing of underwater stock options and no grants below 100% of fair market value

Provide market-level retirement benefits and limited perquisites

Engage an independent compensation consultant to provide advice to the Compensation Committee with respect to our compensation plans

Prevent undue risk taking in our compensation practices and engage in robust risk monitoring

EXECUTIVE COMPENSATION 39

Business Strategy and Company Performance

The Company's primary business strategy is to focus on the acquisition and ownership of assets with predictable, long-term cash flows in order that it may be able to increase the cash dividends paid to holders of the Company's Class A and Class C common stock over time without compromising the ongoing stability of the business. The Company's plan for executing this strategy includes the following key components: focusing on contracted renewable energy and conventional generation and thermal infrastructure assets; growing our business through acquisitions of contracted operating assets primarily in North America; and maintaining sound financial practices to grow our dividend.

The execution of the Company's business strategy produced strong cash from operations and CAFD, as well as the following results:

•
An increase in the annualized dividend of 15.2%.

•
Enhanced financial flexibility during 2017, with $267 million in available cash for growth at year end.

•
Acquisition of approximately 555 MW from NRG for aggregate cash consideration of approximately $245 million through drop down transactions.

•
Investments of $64 million in the distributed generation partnerships with NRG.

Executive Compensation Program

2017 Named Executive Officers

This CD&A describes our executive compensation program for our NEOs in 2017. In 2017, Mr. Sotos, our CEO, and Mr. Plotkin, our CFO, were the only officers compensated by the Company. Officers of the Company, other than Messrs. Sotos and Plotkin, are employed either by NRG or a subsidiary of NRG and provide management and administration services to us in exchange for a management fee paid to NRG under the terms of a Management Services Agreement between the Company and NRG. Those officers do not receive any compensation from the Company, are compensated solely by NRG, and the sole responsibility and authority for compensation-related decisions for such officers resides with NRG and its compensation committee. NRG has the ultimate decision-making authority with respect to the total compensation of the officers that are employed by NRG, and we do not have any input into the performance metrics or compensation paid to those officers. Additionally, we do not reimburse NRG for compensation related expenses attributable to an executive officer's time dedicated to providing services for us. The Management Services Agreement does not require our executive officers to dedicate a specific amount of time to fulfilling NRG's obligations to us. Accordingly, NRG has informed us that it cannot identify the portion of compensation awarded to our executive officers who are employed by NRG that relates solely to their services to us, as NRG does not compensate its employees specifically for such services. Additionally, while we have adopted the LTIP, we do not at this time intend to allow executive officers who are employed by NRG to participate in the LTIP. The executive officers who are employed by NRG, as well as the other employees of NRG who provide services to us, may participate in employee benefit plans and arrangements sponsored by NRG, including plans that may be established in the future. As a result of the foregoing, our CEO and CFO are the Company's only NEOs.

NEO	2017 TITLE
Christopher S. Sotos	President and Chief Executive Officer

Chad Plotkin	Senior Vice President and Chief Financial Officer

In 2017, we modified our compensation program to be more formulaic and performance-based, adding quantitative elements to our annual incentive plan and granting RPSUs as the primary component of long-term incentive compensation. Our 2017 compensation program for Messrs. Sotos and Plotkin consisted of (i) base salary, (ii) long-term incentive compensation under our LTIP in the form of RSUs that vest over three years and RPSUs that vest after three years, subject to certain performance criteria and (iii) an annual incentive bonus opportunity under the AIP. No other officer received any compensation from us in 2017.

Goals and Objectives of the Program

The Compensation Committee is responsible for the development and implementation of the Company's executive compensation program. The intent of the executive compensation program is to reward the achievement of the Company's annual goals and objectives while supporting the Company's long-term business strategy. The Compensation Committee is committed to aligning executives' compensation with performance. Our Compensation Committee has designed an executive compensation program that:

•
closely aligns our executive compensation with stockholder value creation, avoiding plans that encourage executives to take excessive risk, while driving long-term value to stockholders;

•
supports the Company's long-term business strategy, while rewarding our executive team for their individual accomplishments with tailored individual executive compensation metrics and incentives; and

•
provides a competitive compensation opportunity while adhering to market standards for compensation.

The Compensation Committee's objectives are achieved through the use of both short-term and long-term

EXECUTIVE COMPENSATION 40

incentives. The Company currently targets pay at the median of our Compensation Peer Group (defined below), as described under "Elements of Compensation."

The Compensation Process

Compensation Consultant

Pursuant to its charter, the Compensation Committee is authorized to engage, at the expense of the Company, a compensation consultant to provide independent advice, support, and expertise to assist the Compensation Committee in overseeing and reviewing our overall executive compensation strategy, structure, policies and programs, and to assess whether our compensation structure establishes appropriate incentives for management and other key employees. Pay Governance, the Compensation Committee's independent compensation consultant for fiscal year 2017, assisted with director compensation and executive pay decisions for 2017 and worked with the Compensation Committee to formulate the design of the director compensation and executive compensation programs for 2018. Pay Governance reported directly to the Compensation Committee and provided no other remunerated services to the Company. Pay Governance also provides services to the Compensation Committee of NRG relating to NRG's executive and director compensation and assisted with the design of NRG's executive compensation program for 2017. Pay Governance does not provide services for any other affiliates of us or NRG. In accordance with SEC rules and requirements, the Company has affirmatively determined that no conflicts of interest exist between the Company and Pay Governance (or any individuals working on the Company's account on behalf of Pay Governance).

Compensation Peer Group Analysis

The Compensation Committee, with support from its advisor, identifies the most appropriate comparator group within relevant industries for purposes of benchmarking compensation. In 2017, with the assistance of Pay Governance, the Compensation Committee identified a peer group for compensation benchmarking purposes composed of publicly-owned, dividend growth-oriented companies, as well as other similarly-sized energy companies (Compensation Peer Group). The Compensation Committee also performed a peer to peer analysis to confirm the appropriateness of potential peer companies and to assess companies that the Company's peers use in their own peer groups. The Compensation Committee then considered the overall reasonableness of the list of potential peer companies as a whole, taking size and scope of operations into account.

The Compensation Committee aims to compare our compensation program to a consistent peer group year-to-year, but given the dynamic nature of our industry and the companies that constitute it, the Compensation Committee annually examines the list for opportunities for improvement. For 2017, the Compensation Peer Group, which is identified below, was unchanged from 2016, except as the result of various business combination transactions.

COMPANY	NYSE TICKER	COMPANY	NYSE TICKER
Archrock Partners, LP	APLP	Summit Midstream Partners, LP	SMLP

Brookfield Renewable Partners LP	BEP	Tallgrass Energy Partners, LP	TEP

Delek Logistics Partners, LP	DKL	TerraForm Power, Inc.	TERP

MPLX LP	MPLX	Tesoro Logistics LP	TLLP

NextEra Energy Partners, LP	NEP	TransAlta Renewables Inc.	TSE: RNW

Pattern Energy Group Inc.	PEGI	Valero Energy Partners LP	VLP

Phillips 66 Partners LP	PSXP

For the purposes of determining appropriate CEO and CFO pay levels, the Compensation Committee reviewed CEO and CFO compensation from peers, where available and appropriate. To supplement this analysis, the Compensation Committee also reviewed appropriate third-party survey data.

Elements of Compensation

Our compensation program consists of fixed compensation (base salary), performance-based compensation (annual incentive plan bonus and RPSUs) and time-based compensation (RSUs). We use the median percentile of our Compensation Peer Group as a guidepost in establishing the targeted levels of total direct compensation (cash and equity) for our NEOs. We expect that, over time, targeted total direct compensation of our NEOs will continue to land near the median of our Compensation Peer Group. Realized pay in a given year depends on the achievement of defined performance-based compensation metrics. While a portion of our compensation is fixed, a significant percentage is at-risk and payable and/or realizable only if certain performance objectives are met.

EXECUTIVE COMPENSATION 41

Base Salary

Base salary compensates NEOs for their level of experience and position responsibilities and for the continued expectation of superior performance. Recommendations on increases to base salary take into account, among other factors, the NEO's individual performance, the general contributions of the NEO to overall corporate performance, and the level of responsibility of the NEO with respect to his specific position. For 2017, the base salary for each NEO remained the same as 2016, as set forth below:

NAMED EXECUTIVE OFFICER	2017 ANNUALIZED BASE SALARY ($)	PERCENTAGE INCREASE OVER 2016 (%)[1]	ACTUAL 2017 BASE SALARY EARNINGS ($)
Christopher S. Sotos	$500,000	0%	$500,000

Chad Plotkin	$350,000	0%	$350,000

[1]	As compared to the December 31, 2016 annualized base salary.

For 2018, the base salaries for Messrs. Sotos and Plotkin were not increased and continue to be $500,000 and $350,000, respectively.

Annual Incentive Compensation

OVERVIEW

In 2017, the NEOs' annual incentive bonus compensation awards (AIP bonuses) were made under our AIP, adopted by the Board in December 2016. AIP bonuses are short-term compensation designed to compensate NEOs for meeting annual Company and individual goals, both financial and non-financial. The AIP bonus opportunity is defined as a percentage of each NEO's annual base salary. AIP bonuses are subject to the following requirements:

•
A threshold CAFD performance metric (AIP Gate) is established for each plan year at a level the Compensation Committee believes is appropriate for a minimally acceptable level of financial performance. CAFD is defined as net income before interest expense, income taxes, depreciation and amortization, plus cash distributions from unconsolidated affiliates, cash receipts from notes receivable, less cash distributions to noncontrolling interests, maintenance capital expenditures, pro-rata EBITDA from unconsolidated affiliates, cash interest paid, income taxes paid, principal amortization of indebtedness and changes in prepaid and accrued capacity payments. If the AIP Gate is not achieved, no AIP bonuses are paid, regardless of performance in any other metrics. For 2017, the AIP Gate was $225 million, a level the Compensation Committee believes was appropriate for a minimally acceptable level of financial performance.

•
Beyond serving as a "gate" to any payout, CAFD is also a distinct portion of our annual incentive framework. The Compensation Committee establishes threshold, target, and maximum levels of achievement for the CAFD goal, with the target set to be challenging but achievable. For

  2017, the CAFD threshold was $225 million, target was $255 million, and maximum was $285 million. The Company achieved CAFD of approximately $267 million, surpassing the AIP Gate and the CAFD target.

•
Achievement of "key milestones" performance metrics are also established as a defined annual incentive category. The Compensation Committee establishes threshold, target, and maximum levels of performance for this category based on the number of milestones achieved. For 2017, threshold performance required the achievement of four out of nine key milestones, target performance required the achievement of six out of nine key milestones, and maximum performance required the achievement of eight out of nine key milestones. Each of the key milestones is set forth in the chart below. Target was surpassed with the achievement of seven out of nine key milestones in 2017.

MILESTONE	ACHIEVEMENT REQUIRED	STATUS
Credit Rating	Rating of BB/Ba2 or better from S&P or Moody's	Achieved

Dividend Per Share Growth	15% dividend per share growth, on an annualized basis, in 2017	Achieved

Capital Deployment	At least $280 million of capital deployed, closed or committed by December 31, 2017	Achieved

Capital Deployment	At least $400 million of capital deployed, closed or committed by December 31, 2017	Not Achieved

Development Partner	Contract with a partner that has at least 500 MW under development or in operation	Achieved[1]

Capital Partner	Contract with a capital partner that has funded or committed up to $50 million	Achieved[1]

Dividend Growth 2018	Provide guidance on the Company's November 2017 earnings call that demonstrates 15% growth on an annualized basis in 2018	Achieved

UPMC Mercy Facility Construction	Maintain UPMC Mercy construction project on time to ensure timely delivery to customer	Achieved

Safety	Top quartile performance	Not Achieved

[1]	Milestone achievement includes consideration for the sale to GIP.
•
Individual performance metrics are measured on a discretionary basis based on the Compensation Committee's assessment of the successful execution of the Company's business strategy. In 2017, the Compensation Committee considered the performance of the NEOs in surpassing both the CAFD and key milestone targets, as well as the overall performance of the Company. The Compensation Committee determined that individual performance for both NEOs was achieved at target.

The Compensation Committee establishes the AIP performance metrics and goals for the NEOs after reviewing the Company's business strategy and other matters. The Compensation Committee retains sole

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discretion under the AIP to reduce the amount of or eliminate any AIP bonuses that are otherwise payable under the AIP.

ANNUAL INCENTIVE BONUS OPPORTUNITY

The threshold, target and maximum AIP bonus opportunities for Messrs. Sotos and Plotkin for 2017, expressed as a percentage of base salary, were:

NAMED EXECUTIVE OFFICER	GATE NOT MET (%)	THRESHOLD (%)[1]	TARGET (%)[1]	MAXIMUM (%)	TARGET AMOUNT ($)
Christopher S. Sotos	0%	50%	100%	200%	$500,000

Chad Plotkin	0%	25%	50%	100%	$175,000

[1]	This assumes that the CAFD performance metric and all other quantitative and qualitative goals, including the key milestones, are achieved at threshold or target levels, respectively.

2017 AIP BONUS PERFORMANCE CRITERIA

The AIP bonus performance criteria applicable to all NEOs are based upon our 2017 corporate business strategy and individual performance. The table below sets forth the 2017 AIP performance criteria and weightings applicable to all NEOs, assuming the achievment of each goal at target.

GOAL	WEIGHT
CAFD[1]	30%

Key Milestones[2]	50%

Individual Performance	20%

Overall Funding	100%

[1]	CAFD is defined as net income before interest expense, income taxes, depreciation and amortization, plus cash distributions from unconsolidated affiliates, cash receipts from notes receivable, less cash distributions to noncontrolling interests, maintenance capital expenditures, pro-rata EBITDA from unconsolidated affiliates, cash interest paid, income taxes paid, principal amortization of indebtedness and changes in prepaid and accrued capacity payments.
[2]	Key milestones are related to achievements in areas including: the Company's credit rating, current, dividend per share growth, capital deployment, contracting with development and capital partners, achieving future dividend growth, facility construction and safety. Each of the key milestones is set forth in the chart under "Annual Incentive Compensation — Overview."

2017 ANNUAL INCENTIVE BONUSES

As noted above, with respect to AIP bonuses for 2017, the AIP Gate was $225 million, the CAFD target was $255 million, and the key milestone target was achievement of six out of nine key milestones. For 2017, the AIP Gate was surpassed, CAFD was above target at approximately $267 million, and seven out of nine key milestones were achieved. Due to the achievement of the CAFD and key milestone metrics above target, our NEOs received AIP bonuses at levels above target. If performance falls between target and maximum, as was the case for the CAFD and key milestone metrics, the bonus opportunity is prorated to reflect achievement above target levels. As a result, CAFD and the key milestone metrics were respectively weighted at 42% and 75% of target. Individual performance, which is measured on a discretionary basis, was achieved at target and weighted at 20% of target. As a result, our NEOs received an aggregate payout of AIP bonuses at 137% of target.

The annual incentive bonuses paid to Messrs. Sotos and Plotkin for 2017 were:

NAMED EXECUTIVE OFFICER	PERCENTAGE OF ANNUAL BASE SALARY (%)	PERCENT OF TARGET ACHIEVED (%)	ANNUAL INCENTIVE PAYMENT ($)
Christopher S. Sotos	137%	137%	$685,000

Chad Plotkin	69%	137%	$239,750

Long-Term Incentive Compensation

We believe that equity awards directly align our NEOs' interests with those of our stockholders. In 2017, the Compensation Committee granted our NEOs a combination of retentive equity awards, as well as performance-based equity awards directly linked to long-term stockholder value creation, with the input of the CEO on long-term incentive award design for the CFO. Accordingly, the Compensation Committee granted a combination of time-based RSUs and performance-based RPSUs. To enhance our compensation program's focus on Company performance, the large majority of long-term incentive awards (67%) were delivered using RPSUs. Although a critical component of our long-term design due to the retention aspects of the award, RSUs comprised only 33% of each NEO's grant date award opportunity. For 2017, Mr. Sotos' target LTIP award was 250% of his base salary, and Mr. Plotkin's target LTIP award was 100% of his base salary. We believe that our AIP appropriately focuses our NEOs on shorter-term (one-year) financial metrics while our LTIP emphasizes long-term stockholder value creation (i.e. three-year TSR outperformance).

RELATIVE PERFORMANCE STOCK UNITS

Each RPSU represents the potential to receive one share of Class C common stock after the completion of three years of service from the date of grant based on the Company's TSR performance ranked against the TSR performance of a comparator group of similar companies (the Performance Peer Group). Relative measures are designed to normalize for externalities, ensuring the program appropriately reflects management's impact on the Company's TSR by including peer companies that are similarly impacted by market conditions.

The payout of shares of Class C common stock at the end of the three-year performance period is based on the Company's TSR performance percentile rank compared with the TSR performance of the Performance Peer Group. To ensure a rigorous program design, the target-level payout (100% of shares granted) requires the Company to perform at the 50th percentile. To induce management to achieve greater than target-level performance in a down market, in the event that the Company's TSR performance declines

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by more than 20% over the performance period, the target-level payout (100% of shares granted) will require an even greater achievement—60th percentile performance. The Compensation Committee believes that this increased performance requirement addresses the concern that a disproportionate award may be paid in the event that our relative performance is high, but absolute performance is low.

In the event relative performance is below the 25th percentile, the award is forfeited. In the event relative performance is between the 25th percentile and the 50th percentile (or the 60th percentile if our TSR performance declines by more than 20% over the performance period), payouts will be based on an interpolated calculation. In the event relative performance reaches the 50th percentile (or the 60th percentile if our TSR performance declines by more than 20% over the performance period), 100% of the award will be paid. In the event relative performance is between the 50th percentile (or the 60th percentile if our TSR performance declines by more than 20% over the performance period) and the 75th percentile, payouts will be based on an interpolated calculation. For RPSUs granted in 2017, the quantity of shares paid out is 200% of target in the event that relative performance is at or above the 75th percentile. The table below illustrates the design of our RPSUs in 2017.

For 2018, RPSUs were updated to decrease the maximum payout opportunity under the award from 200% to 150% of target.

RESTRICTED STOCK UNITS

Each RSU represents the right to receive one share of our Class C common stock after the completion of the vesting period. The RSUs granted to the NEOs in 2017 vest ratably, meaning that one-third of the award vests each year on the anniversary of the grant date, over a three-year period.

DIVIDEND EQUIVALENT RIGHTS

In connection with awards of both RPSUs and RSUs, each NEO also receives DERs which accrue with respect to the award to which they relate. Accrued DERs are paid at the same time that the shares of Class C common stock underlying each award are delivered to the NEO.

Clawbacks

The Company has a "clawback" policy with regard to awards made under the AIP and LTIP in the case of a material financial restatement, including a restatement that was the result of employee misconduct, or in the case of fraud, embezzlement or other serious misconduct that was materially detrimental to the Company. The Compensation Committee retains discretion regarding application of the policy. The policy is incremental to other remedies that are available to the Company. In addition to our "clawback" policy, if the Company is required to restate its earnings as a result of noncompliance with a financial reporting requirement due to misconduct, under the Sarbanes-Oxley Act of 2002 (SOX), the CEO and the CFO would also be subject to a "clawback," as required by SOX.

Benefits

Messrs. Sotos and Plotkin participate in the same retirement, life insurance, health and welfare plans. To generally support more complicated financial planning and estate planning matters, Mr. Sotos is reimbursed for annual tax return preparation expenses and tax advice and financial planning up to a maximum of $12,000 per year. Mr. Plotkin is reimbursed for annual tax return preparation expenses and tax advice and financial planning up to a maximum of $3,000 per year.

Potential Severance and Change-in-Control Benefits

Mr. Sotos, pursuant to his employment agreement, and Mr. Plotkin, pursuant to the Company's Executive Change-in-Control and General Severance Plan for Tier IA and Tier IIA Executives (CIC Plan), are entitled to severance payments and benefits in the event of termination of employment under certain circumstances, including following a change-in-control. We choose to pay severance and change-in-control benefits to assist with career transitions of our NEOs as well as to create an environment that provides for an adequate business transition and knowledge transfer during times of change.

Change-in-control agreements are considered market practice among publicly-held companies. Most often, these agreements are utilized to encourage executives to remain with the company during periods of extreme job uncertainty and to ensure that any potential transaction is thoroughly evaluated. In order to enable a smooth transition during an interim period, change-in-control

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agreements provide a defined level of security for the executive and the company, enabling a more seamless implementation of a particular acquisition or an asset sale or purchase, and subsequent integration.

For a more detailed discussion, including the quantification of potential payments, please see the section entitled "Severance and Change-in-Control" following the executive compensation tables below.

Other Matters

Stock Ownership Guidelines

The Compensation Committee and the Board require the CEO to hold Company stock with a value equal to 4.0 times his base salary until his separation from the Company. The CFO is required, absent a hardship, to hold Company stock with a value equal to 2.0 times his base salary until his separation from the Company. Personal holdings and vested awards count towards the ownership multiple. Although the CEO and CFO are not required to make purchases of our common stock to meet their target ownership multiple, NEOs are restricted from divesting any securities until such ownership multiples are maintained, except in the event of hardship or to make a required tax payment, and must maintain their ownership multiple after any such transactions. Once met, they must maintain their ownership multiple during their service. The current target stock ownership for Messrs. Sotos and Plotkin as of March 1, 2018 is shown below. Each of Messrs. Sotos and Plotkin recently became subject to the stock ownership guidelines upon becoming NEOs in 2016. As such, they continue to work towards meeting the required ownership multiple.

NAMED EXECUTIVE OFFICER	TARGET OWNERSHIP MULTIPLE	ACTUAL OWNERSHIP MULTIPLE
Christopher S. Sotos	4.0x	1.2x

Chad Plotkin	2.0x	0.9x

Tax and Accounting Considerations

Section 162(m) of the Code precludes us, as a public company, from taking a tax deduction for individual compensation to any NEO in excess of $1 million, subject to certain exemptions, including an exemption applicable during 2017 for performance-based compensation within the meaning of Section 162(m). The Tax Cuts and Jobs Act, enacted in December 2017, amended certain aspects of Section 162(m) specifically affecting the exclusion of performance-based compensation from the $1 million limit in future years. The Compensation Committee believes tax deductibility of compensation is an important consideration and, where possible, tries to preserve the deductibility of compensation to NEOs under Section 162(m) where appropriate. For 2017, the Compensation Committee considered the implications and exemptions to such limitation. However, the Compensation Committee also believes that it is important to retain flexibility in designing compensation programs, and as a result, has not adopted a policy that any particular amount of compensation must be deductible to the Company under Section 162(m).

The Compensation Committee also takes into account tax consequences to NEOs in designing the various elements of our compensation program, such as designing the terms of awards to defer immediate income recognition in accordance with Section 409A of the Code. The Compensation Committee remains informed of and takes into account the accounting implications of its compensation programs. However, the Compensation Committee approves programs based on their total alignment with our strategy and long-term goals.

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Compensation Tables

Summary Compensation Table Fiscal Year Ended December 31, 2017

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)[1]		BONUS ($)	STOCK AWARDS ($)[2]	OPTION AWARDS ($)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)[3]	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS ($)	ALL OTHER COMPENSATION ($)[4]	TOTAL ($)
Christopher S. Sotos President and Chief Executive Officer	2017	$500,000		—	$1,250,008	—	$685,000	—	$22,750	$2,457,758
	2016	$309,615	[5]	—	$1,425,012	—	$493,151	—	$5,543	$2,233,321

Chad Plotkin Senior Vice President and Chief Financial Officer	2017	$350,000		—	$350,007	—	$239,750	—	$24,248	$964,005
	2016	$40,385	[6]	—	$270,448	—	$39,555	—	—	$350,388

[1]	Reflects base salary earnings.
[2]	Reflects the grant date fair value determined in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718, Comparison—Stock Compensation. The Company uses the Company's Class C common stock price on the date of grant as the fair value of the Company's RSUs. The fair value of RPSUs is estimated on the date of grant using a Monte Carlo simulation model. For performance-based RPSUs granted in 2017, if the maximum level of performance is achieved, the fair value will be approximately $1,675,013 for Mr. Sotos and $469,004 for Mr. Plotkin.
[3]	The amounts shown in this column represent the annual incentive bonuses paid to the NEOs. Further information regarding the annual incentive bonuses is included in the "2017 Annual Incentive Bonuses" section of the CD&A.
[4]	The amounts provided in the All Other Compensation column represent the additional benefits payable by the Company and include insurance benefits; the employer match under the Company's 401(k) plan; financial counseling services up to $12,000 per year for Mr. Sotos and up to $3,000 per year for Mr. Plotkin, not including the financial advisor's travel or out-of-pocket expenses; and the amount payable under the Company's all-employee discretionary contribution to the 401(k) plan. The following table identifies the additional compensation for each NEO.

NAME	YEAR	LIFE AND DISABILITY INSURANCE REIMBURSEMENT ($)	FINANCIAL ADVISOR SERVICES ($)	401(k) EMPLOYER MATCHING CONTRIBUTION ($)	401(k) DISCRETIONARY CONTRIBUTION ($)	LEGAL SERVICES ($)	TOTAL ($)
Christopher S. Sotos	2017	$4,000	—	$10,800	$7,950	—	$22,750
	2016	—	—	—	—	$5,543	$5,543

Chad Plotkin	2017	$3,000	$3,000	$10,298	$7,950	—	$24,248
	2016	—	—	—	—	—	—

[5]	Mr. Sotos was appointed as President and Chief Executive Officer on May 6, 2016.
[6]	Mr. Plotkin was appointed as Senior Vice President and Chief Financial Officer on November 7, 2016.

Grants of Plan-Based Awards Fiscal Year Ended December 31, 2017

				ESTIMATED POSSIBLE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK	GRANT DATE FAIR VALUE OF STOCK AND OPTION

NAME	AWARD TYPE	GRANT DATE	APPROVAL DATE	THRESHOLD[1] ($)	TARGET[2] ($)	MAXIMUM[3] ($)	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)	OR UNITS (#)	AWARDS ($)[4]
Christopher S. Sotos	AIP	—	—	$250,000	$500,000	$1,000,000	—	—	—	—	—
	RPSU	1/3/2017	12/16/2016	—	—	—	9,844	39,375	78,750	—	$837,506
	RSU	1/3/2017	12/16/2016	—	—	—	—	—	—	26,274	$412,502

Chad Plotkin	AIP	—	—	$87,500	$175,000	$350,000	—	—	—	—	—
	RPSU	1/3/2017	12/16/2016	—	—	—	2,756	11,025	22,050	—	$234,502
	RSU	1/3/2017	12/16/2016	—	—	—	—	—	—	7,357	$115,505

[1]	Threshold non-equity incentive plan awards include annual incentive threshold payments, as presented in the CD&A.
[2]	Target non-equity incentive plan awards include annual incentive target payments, as presented in the CD&A.
[3]	Maximum non-equity incentive plan awards include annual incentive maximum payments, as presented in the CD&A.
[4]	The Company uses the Class C common stock price on the date of grant as the fair value of the Company's RSUs. The fair value of RPSUs is estimated on the date of grant using a Monte Carlo simulation model.

EXECUTIVE COMPENSATION 46

Outstanding Equity Awards at Fiscal Year-End Fiscal Year Ended December 31, 2017

	OPTION AWARDS				STOCK AWARDS

	NUMBER OF	NUMBER OF			NUMBER OF		MARKET VALUE OF	EQUITY INCENTIVE PLAN AWARDS

NAME	SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE	SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)		SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)	NUMBER OF UNEARNED SHARES THAT HAVE NOT VESTED (#)		MARKET VALUE OF UNEARNED SHARES THAT HAVE NOT VESTED ($)[1]
Christopher S. Sotos	—	—	—	—	101,654	[2]	$1,921,261	39,375	[3]	$744,188

Chad Plotkin	—	—	—	—	17,161	[4]	$324,343	11,025	[5]	$208,373

[1]	Assumes achievement at target award level for 2017 RPSU awards as discussed in the CD&A.
[2]	This amount represents 8,821 RSUs that vested on January 2, 2018, 8,749 RSUs that vested on January 3, 2018, 8,749 RSUs that will vest of January 3, 2019, 66,559 RSUs that will vest on January 4, 2019, and 8,776 RSUs that will vest on January 3, 2020.
[3]	This amount represents 39,375 RPSUs that will vest on January 3, 2020.
[4]	This amount represents 2,449 RSUs that vested on January 3, 2018, 5,578 RSUs that vested on January 4, 2018, 2,450 RSUs that will vest of January 3, 2019, 4,226 RSUs that will vest on January 4, 2019, and 2,458 RSUs that will vest on January 3, 2020.
[5]	This amount represents 11,025 RPSUs that will vest on January 3, 2020.

Option Exercises and Stock Vested Fiscal Year Ended December 31, 2017

	OPTION AWARDS		STOCK AWARDS

NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ON EXERCISE ($)	NUMBER OF SHARES ACQUIRED ON VESTING (#)[1]		VALUE REALIZED ON VESTING ($)
Christopher S. Sotos	—	—	4,960	[2]	$78,377	[3]

Chad Plotkin	—	—	7,216	[4]	$114,388	[5]

[1]	Includes shares and DERs that vested pursuant to underlying awards and converted to Class C common stock in 2017.
[2]	Represents 4,812 RSUs and 148 DERs that vested on January 2, 2017 pursuant to the stock compensation award granted on August 8, 2016.
[3]	As January 2, 2017 was not a trading day, the values are based on the Class C common stock closing share price of $15.80 on December 30, 2016 for awards and DERs that vested on January 2, 2017.
[4]	Represents 7,099 RSUs and 117 DERs that vested on January 4, 2017 pursuant to the stock compensation award granted on November 7, 2016.
[5]	The values are based on the Class C common stock closing share price of $15.85 on January 4, 2017 for awards and DERs that vested on January 4, 2017.

EXECUTIVE COMPENSATION 47

Employment Agreements

The Company has not entered into employment agreements with any officers other than Mr. Sotos.

On August 8, 2016, the Company entered into an employment agreement with Mr. Sotos pursuant to which Mr. Sotos serves as the Company's President and CEO for the term that began on May 6, 2016 (Effective Date) and ending on the date that his employment is terminated by either party. The employment agreement entitled Mr. Sotos to an annual base salary of $500,000 for the period beginning on the Effective Date and ended on December 31, 2016. For each annual period thereafter, our Board will determine whether to increase Mr. Sotos' annual base salary. The employment agreement provides that, beginning with the 2016 fiscal year, Mr. Sotos is eligible to receive an annual bonus at a target amount equal to 100% of base salary (Annual Bonus), based on achievement of criteria determined by the Board with input from Mr. Sotos. The maximum award opportunity each year is 200% of the target amount. The employment agreement further provides that Mr. Sotos is eligible to participate in the LTIP, on such terms as are set forth in the plan. Mr. Sotos' target LTIP award for the 2017 fiscal year was 250% of base salary.

In addition to the compensation and benefits described above, the employment agreement provides that Mr. Sotos will receive the following:

•
Reimbursement for annual tax return preparation expenses and tax advice and financial planning, up to a maximum of $12,000 per year, and reimbursement for legal fees and expenses incurred in connection with negotiating the employment agreement and other agreements referenced therein, up to a maximum of $6,000;

•
Eligibility to participate in the Company's retirement plans, health and welfare plans, and disability insurance plans under the same terms, and to the same extent, as other senior management of the Company; and

•
Reimbursement for the costs of litigation or other disputes incurred in asserting any claims under the employment agreement, unless the court finds in favor of the Company.

The employment agreement also entitles him to certain severance payments and benefits in the event his employment terminates under certain circumstances. These severance payments and benefits are described and quantified under the section "Severance and Change-in-Control" below. In addition, under the employment agreement, the Company has agreed to indemnify Mr. Sotos against any claims arising as a result of his position with the Company to the maximum extent permitted by law.

The employment agreement includes non-competition and non-solicitation restrictions on Mr. Sotos during the term of his employment and for one year after his termination of employment. The employment agreement also includes confidentiality, indemnification obligations and intellectual property restrictions and an obligation for Mr. Sotos to cooperate with the Company in the event of any internal, administrative, regulatory, or judicial proceeding. The provisions of the employment agreement may only be waived with the written consent of the Company and Mr. Sotos.

Severance and Change-in-Control

Mr. Sotos, pursuant to his employment agreement, and Mr. Plotkin, pursuant to the CIC Plan are entitled to certain severance payments and benefits in the event of termination of employment under certain circumstances.

Mr. Sotos' Benefits

If Mr. Sotos' employment is involuntarily terminated by the Company without cause or if he terminates his employment for good reason, subject to Mr. Sotos executing a release of claims, the Company agrees to provide Mr. Sotos with the following severance benefits:

•
A lump sum payment equal to no less than one and a half times Mr. Sotos' annual base salary in effect at the time of the Effective Date;

•
The target bonus opportunity for the Annual Bonus for the year of termination, paid 45 days after termination, which amount will be pro-rated based on the number of days during the year that he was employed by the Company;

•
Any unpaid bonus amount for the prior fiscal year to the extent not paid prior to the termination date; and

•
Reimbursement of COBRA premiums for 18 months after the date of termination, except that such coverage will be discontinued if Mr. Sotos becomes eligible for medical benefits from a subsequent employer or otherwise.

Until December 31, 2017, if Mr. Sotos' employment was involuntarily terminated by the Company without cause or if he terminated his employment for good reason within 24 months following a change in control of the Company, in lieu of the severance benefits set forth above, the Company would provide Mr. Sotos with the severance benefits listed below. Effective January 1, 2018, Mr. Sotos' employment agreement was amended to provide these benefits if such termination occurs within the 6 months immediately prior to, or the 12 months immediately following, a Change in Control:

•
A lump sum payment of no less than three times the sum of (a) Mr. Sotos' base salary in effect at the Effective Date and (b) Mr. Sotos' target Annual Bonus for the year of termination;

EXECUTIVE COMPENSATION 48

•
A lump sum payment equal to the target bonus opportunity under the then-current bonus plan, which amount will be pro-rated based on the number of days during the year that he was employed by the Company;

•
Any unpaid bonus amount for the prior fiscal year to the extent not paid prior to the termination date; and

•
Reimbursement of COBRA premiums for 18 months after the date of termination, except that such coverage will be discontinued if Mr. Sotos becomes eligible for medical benefits from a subsequent employer or otherwise.

If Mr. Sotos' employment is terminated as a result of his death or disability, the Company agrees to pay him an amount equal to the target Annual Bonus for the year of termination, which amount will be pro-rated based on the number of days during the year that Mr. Sotos' was employed by the Company. In addition, the Company will pay Mr. Sotos any unpaid bonus amount for the prior fiscal year to the extent not paid prior to the termination date.

If an excise tax under Section 4999 of the Code would be triggered by any payments under Mr. Sotos' employment agreement or otherwise upon a change in control, the Company will reduce such payments so that no amounts are subject to Section 4999 of the Code, if such reduction would cause the amount to be retained by Mr. Sotos to be greater than if Mr. Sotos were required to pay such excise tax.

Definition of Change-in-Control

In general, under Mr. Sotos' employment agreement and the CIC Plan, a "change-in-control" occurs in the event: (a) any person or entity other than NRG becoming the direct or indirect beneficial owner of 50% or more of the Company's voting stock or obtains the power to, directly or indirectly, vote or cause to be voted 50% or more of the Company's capital stock entitled to vote in the election of directors, including by contract or through proxy, (b) directors serving on the Board as of a specified date cease to constitute at least a majority of the Board unless such directors are approved by a vote of at least two-thirds (2/3) of the incumbent directors, provided that a person whose assumption of office is in connection with an actual or threatened election contest or actual or threatened solicitation of proxies including by reason of agreement intended to avoid or settle such contest shall not be considered to be an incumbent director, (c) any reorganization, merger, consolidation, sale of all or substantially all of the assets of the Company or other transaction is consummated and the previous stockholders of the Company fail to own at least 50% of the combined voting power of the resulting entity or (d) the stockholders approve a plan or proposal to liquidate or dissolve the Company. An involuntary termination without "cause" means the NEO's termination by the Company for any reason other than the NEO's conviction of, or agreement to a plea of nolo contendere to, a felony or other crime involving moral turpitude, willful failure to perform his duties, willful gross neglect or willful gross misconduct or a breach of the confidentiality provisions in the CIC Plan (or in Mr. Sotos' case, a material breach of his employment agreement). Effective January 1, 2018, the CIC Plan was amended to add the following actions as the basis of a termination for cause, (i) the executive officer's performance of any material act of theft, fraud, malfeasance or dishonesty, (ii) the executive officer's breach of any written agreement between the executive officer and the Company or a violation of the Company's code of conduct or other written policies, and (iii) any material breach of the restrictive covenants in the CIC Plan. A voluntary termination for "good reason" means the resignation of the executive officer in the event of a material reduction in his compensation or benefits, a material diminution in his title, authority, duties or responsibilities, or the failure of a successor to the Company to assume the CIC Plan. In the case of Mr. Sotos only, "good reason" also includes any material failure by the Company to comply with his employment agreement, his removal from the Board, the failure to elect him to the Board during any regular election, or a change in reporting structure of the Company requiring Mr. Sotos to report to anyone other than the Board.

Mr. Plotkin's Benefits

Under the CIC Plan, Mr. Plotkin is entitled to the better of a change-in-control benefit, which shall be limited to $1 less than the amount subject to the excise tax under Section 4999 of the Code, or the full payment that is subject to the excise tax (which is then payable by him). Mr. Plotkin is also entitled to a general severance benefit equal to 1.5 times base salary in the event of involuntary termination without cause payable in a lump sum amount and reimbursement for COBRA benefits continuation cost for a period of 18 months.

The CIC Plan also provides a change-in-control benefit in the event that, within 24 months following a change-in-control, Mr. Plotkin's employment is either involuntarily terminated by the Company without cause or voluntarily terminated by Mr. Plotkin for good reason. Effective January 1, 2018, the CIC Plan amended the period during which Mr. Plotkin is eligible to receive a change-in-control benefit to include the period that is 6 months prior to, as well as 12 months following, a change-in-control. As of June 14, 2017, the Compensation Committee approved an increase to the multiplier applicable to Mr. Plotkin's change-in-control benefit from 2 times, to 2.99 times, the sum of the applicable elements. Giving effect to such increase, the change-in-control benefit consists of an amount equal to 2.99 times the sum of his base salary plus the annual target incentive for the year of termination, payable in a lump sum amount; an amount equal to Mr. Plotkin's target bonus for the year of termination, prorated for the number of days during the performance period that Mr. Plotkin was employed by the Company; and reimbursement for COBRA benefits continuation cost for a period of 18 months.

EXECUTIVE COMPENSATION 49

As a condition of receiving severance or change-in-control benefits, Mr. Plotkin must execute a release of claims and acknowledge the restrictive covenants in the CIC Plan. Such restrictive covenants include non-competition, non-solicitation and non-disparagement covenants applicable for one year after termination, confidentiality and intellectual property obligations.

Potential Payments upon Termination or Change in Control

The amount of compensation payable to each NEO in each circumstance is shown in the table below, assuming that termination of employment occurred as of December 31, 2017, and including payments that would have been earned as of such date. The amounts shown below do not include benefits payable under the Company's 401(k) plan.

NAMED EXECUTIVE OFFICER	INVOLUNTARY TERMINATION NOTFOR CAUSE ($)	VOLUNTARY TERMINATION FOR GOOD REASON ($)	INVOLUNTARY NOT FOR CAUSE OR VOLUNTARY FOR GOOD REASON FOLLOWING A CHANGE IN CONTROL ($)	DEATH OR DISABILITY ($)
Christopher S. Sotos	$1,282,715	$1,282,715	$6,408,907	$3,376,192

Chad Plotkin	$557,715	$557,715	$2,346,233	$743,768

CEO Pay Ratio

As a result of the recently adopted rules under the Dodd-Frank Act, the SEC requires disclosure of the CEO to median employee pay ratio. The following is a reasonable estimate, prepared under applicable SEC rules, of the ratio of the annual total compensation of our CEO, Mr. Sotos, to the annual total compensation of our only other compensated employee, Mr. Plotkin. Mr. Sotos had 2017 annual total compensation of $2,457,758 as reflected in the Summary Compensation Table included in this Proxy Statement. The annual total compensation of Mr. Plotkin for 2017 was $964,005 as reported in the Summary Compensation Table. As a result, we estimate that Mr. Sotos' 2017 annual total compensation was approximately 2.5 times that of our median employee. Given the different methodologies that various public companies will use to determine an estimate of their pay ratio, the estimated ratio reported above should not be used as a basis for comparison between companies.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE 50

Compensation Committee Report on Executive Compensation

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement required by Item 402(b) of Regulation S-K with management and, based upon such review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee:
John F. Chlebowski, Chair Brian R. Ford Ferrell P. McClean

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee has served as one of our officers or employees at any time. None of our executive officers serves as a member of the compensation committee of any other company that has an executive officer serving as a member of the Board. None of our executive officers serves as a member of the board of directors of any other company that has an executive officer serving as a member of our Compensation Committee.

Section 16(A) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of securities ownership and changes in such ownership with the SEC. Officers, directors and greater than ten percent stockholders also are required by SEC rules to furnish us with copies of all Section 16(a) forms they file.

Based solely upon a review of the copies of such forms furnished to us and any written representations that no Forms 5 were required, we believe that all Section 16(a) filing requirements were timely met during the 2017 fiscal year.

AUDIT COMMITTEE REPORT 51

Audit Committee Report

The primary purpose of the Audit Committee is to assist the Board in its general oversight of the Company's financial reporting process. The Audit Committee's function is more fully described previously in this Proxy Statement and in its charter. The Audit Committee reviews the charter on an annual basis. The Board annually reviews the New York Stock Exchange listing standards' definition of independence for audit committee members and has determined that each member of the Audit Committee meets that standard. The Board has also determined that, in 2017, each of the three members of the Audit Committee, John F. Chlebowski, Ferrell P. McClean and Brian R. Ford, meets the requirements of an "audit committee financial expert."

Management is responsible for the preparation, presentation, and integrity of the Company's financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations.

The Company's independent registered public accounting firm for the fiscal year 2017, KPMG LLP, is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles and auditing the Company's internal control over financial reporting.

The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2017 with the Company's management and has discussed with KPMG LLP the matters required to be discussed by the PCAOB Auditing Standard No. 1301, as amended, "Communication with Audit Committees." In addition, KPMG LLP has provided the Audit Committee with the written disclosures and the letter required by Statement on the PCAOB Auditing Standard No. 1301, "Communication with Audit Committees," and the Audit Committee has discussed with KPMG LLP their independence. The Audit Committee also reviewed, and discussed with management and KPMG LLP, management's report and KPMG LLP's report and attestation on internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002.

Based on these reviews and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2017, for filing with the Securities and Exchange Commission.

Audit Committee:
Brian R. Ford, Chair John F. Chlebowski Ferrell P. McClean

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM 52

Independent Registered Public Accounting Firm
Audit and Nonaudit Fees

The following table presents fees for professional services rendered by KPMG LLP, our principal independent registered public accounting firm, for the years ended December 31, 2017 and December 31, 2016.

	YEAR ENDED DECEMBER 31,

	2017	2016
	(IN THOUSANDS)
Audit Fees	$2,785	$2,954
Audit-Related Fees	—	—
Tax Fees	77	79
All Other Fees	—	—

Total	$2,964	$3,033

Audit Fees

For 2017 and 2016 audit services, KPMG LLP billed us approximately $2,785,200 and $2,954,000, respectively, for the integrated audit of the Company's annual consolidated financial statements, internal control over financial reporting, and the review of the Company's quarterly consolidated financial statements on Form 10-Q that are customary under the standards of the Public Company Accounting Oversight Board (United States), and in connection with subsidiary financial statement audits and the issuance of comfort letters and consents in connection with debt offerings.

Audit-Related Fees

For 2017 and 2016, there were no audit-related fees billed to us by KPMG LLP.

Tax Fees

For 2017 tax fees, KPMG LLP billed us approximately $77,000 for tax compliance. For 2016 tax fees, KPMG LLP billed us approximately $79,000 for tax compliance.

All Other Fees

There were no other fees billed to us by KPMG LLP for 2017 or 2016.

Policy on Audit Committee Pre-Approval

The Audit Committee is responsible for appointing, setting compensation for, and overseeing the work of the independent registered public accounting firm. The Audit Committee has established a policy regarding pre-approval of all audit and permissible nonaudit services provided by the independent registered public accounting firm.

The Audit Committee annually reviews and pre-approves services that are expected to be provided by the independent registered public accounting firm. The term of the pre-approval is 12 months from the date of the pre-approval, unless the Audit Committee approves a shorter time period. The Audit Committee may periodically amend and/or supplement the pre-approved services based on subsequent determinations.

Unless the Audit Committee has pre-approved Audit Services or a specified category of nonaudit services, any engagement to provide such services must be pre-approved by the Audit Committee if it is to be provided by the independent registered public accounting firm. The Audit Committee must also pre-approve any proposed services exceeding the pre-approved budgeted fee levels for a specified type of service.

The Audit Committee has authorized its Chair to pre-approve services in amounts up to $100,000 per engagement. Engagements exceeding $100,000 must be approved by the full Audit Committee. Engagements pre-approved by the Chair are reported to the Audit Committee at its next scheduled meeting.

QUESTIONS AND ANSWERS 53

Questions and Answers

What is the Purpose of the Annual Meeting?

The purpose of the Annual Meeting is to:

  1.
  elect seven directors;

  2.
  approve the Say on Pay Proposal;

  3.
  approve the Ratification of KPMG LLP's Appointment Proposal; and

  4.
  conduct such other business as may properly come before the Annual Meeting and any adjournment or postponement.

Other than these proposals, the Board is not aware of any other matters to be presented for a vote at the Annual Meeting.

Who is Entitled to Vote at the Annual Meeting?

All of our stockholders may attend the Annual Meeting. However, only stockholders who owned our Class A, Class B, Class C or Class D common stock at the close of business on March 1, 2018, the record date for the Annual Meeting, or their duly appointed proxies, are entitled to vote at the Annual Meeting.

Many stockholders hold their shares through a stockbroker, bank, trustee or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially:

•
Stockholder of Record — If your shares are registered directly in your name with our transfer agent, Computershare, you are considered the stockholder of record of those shares.

•
Beneficial Owner — If your shares are held in a stock brokerage account, or by a bank, trustee, or other nominee, you are considered the beneficial owner of shares held in "street name." As the beneficial owner, you have the right to direct your broker, trustee or nominee on how to vote and you are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting, unless you follow the procedures of your broker, trustee or nominee for obtaining a legal proxy. Your broker, trustee, or nominee is obligated to provide you with a voting instruction card for you to use to vote in person at the Annual Meeting.
How Many Votes Do I Have?

You have one vote for each share of our Class A or Class B common stock you owned as of the record date for the Annual Meeting. You have 1/100th of one vote for each share of our Class C or Class D common stock you owned as of the record date for the Annual Meeting. Holders of shares of our Class A, Class B, Class C and Class D common stock vote together as a single class on all matters presented to our stockholders for their vote or approval, except as otherwise provided by applicable law. NRG, through its ownership of all of our outstanding Class B and Class D common stock, held approximately 55.1% of the combined voting power of our common stock as of the record date.

What are the Recommendations of the Board?

The Board recommends a vote:

  1.
  FOR the election of the director nominees;

  2.
  FOR the Say on Pay Proposal; and

  3.
  FOR the Ratification of KPMG LLP's Appointment Proposal.

If you grant a proxy and any additional matters are properly presented for a vote at the Annual Meeting, either of the persons named as proxy holders, Christopher S. Sotos or Brian E. Curci, will have the discretion to vote your shares.

How Many Votes Must Be Present to Hold the Annual Meeting?

We will have a quorum, and will be able to conduct the business of the Annual Meeting, if the holders of a majority in voting power of the outstanding shares of our Class A, Class B, Class C and Class D common stock entitled to vote at the Annual Meeting are represented in person or by proxy at the Annual Meeting. As of the record date, there were 78,399,694 votes entitled to be cast in the aggregate

QUESTIONS AND ANSWERS 54

by the holders of all shares of our common stock outstanding, consisting of:

•
34,586,250 shares of our Class A common stock (representing the same number of votes);

•
42,738,750 shares of our Class B common stock (representing the same number of votes);

•
64,730,519 shares of our Class C common stock (representing 647,306 votes); and

•
42,738,750 shares of our Class D common stock (representing 427,388 votes).

The presence of holders entitled to cast at least 39,199,848 votes will be required to establish a quorum. Both abstentions and broker non-votes, if any, are counted as present for determining the presence of a quorum. For more information regarding the treatment of abstentions and broker non-votes, see "What are abstentions and broker non-votes and how are they treated?"

What Vote is Required to Approve Each Proposal?
  1.
  Election of Directors — The nominees for election as directors at the Annual Meeting will be elected by the vote of a plurality of the votes entitled to be cast by all shares of our common stock entitled to vote on the election, voting as a single class and represented in person or by proxy at the Annual Meeting. This means the director nominees receiving the highest number of affirmative votes will be elected as directors. Votes withheld from a director nominee will have no effect on the election of the director from whom votes are withheld.

  2.
  Say on Pay Proposal — This proposal requires the affirmative vote of the majority in voting power of the shares of our common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal. While this is an advisory vote, the Board and the Compensation Committee value the opinions of stockholders and if there are a significant number of votes against this proposal, the Board and the Compensation Committee will consider stockholders' concerns and evaluate actions necessary to address those concerns.

  3.
  Ratification of KPMG LLP's Appointment Proposal—This proposal requires the affirmative vote of a majority in voting power of the shares of our common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal. If the selection of KPMG LLP as our independent registered public accounting firm is not ratified, the Audit Committee will reconsider its selection.
What are Abstentions and Broker Non-Votes and How Are They Treated?

An abstention occurs when a stockholder or its proxy is present at the meeting and entitled to vote on a proposal but either expressly abstains or does not vote on the proposal. A "broker non-vote" occurs when a broker has not received voting instructions from the beneficial owner with respect to the proposal and the broker does not have discretionary authority to vote the shares because the proposal is non-routine. Brokers who do not receive instructions from the beneficial owner are entitled to vote on the Ratification of KPMG LLP's Appointment, but not on the election of directors or Say on Pay Proposal. Broker non-votes and abstentions, if any, will be treated as follows with respect to votes on each of the proposals:

Proposal	Treatment of Abstentions	Treatment of Broker Non-Votes
1. Election of Directors	No effect on this proposal.	No effect on this proposal.

2. Say on Pay Proposal	Counted toward the tabulation of votes on this proposal and will have the same effect as a vote AGAINST this proposal.	No effect on this proposal.

3. Ratification of KPMG LLP's Appointment Proposal	Counted toward the tabulation of votes on this proposal and will have the same effect as a vote AGAINST this proposal.	Not applicable since brokers have discretionary authority to vote on this proposal.

QUESTIONS AND ANSWERS 55

How Do I Vote?

If you hold shares of Class A, Class B, Class C or Class D common stock directly as the stockholder of record, you may vote in person, by granting a proxy or, if you hold shares in street name (through a bank, broker, trustee or other nominee), by submitting voting instructions to your bank, broker, trustee, or nominee. You may vote over the Internet, by telephone, by mail if you have a paper copy of the proxy materials, or in person at the Annual Meeting. Please refer to the summary instructions below and those included on your proxy card or, for shares held in street name, the voting instruction card included by your bank, broker, trustee, or nominee.

•
Vote By Internet:  If you have Internet access, you may submit your proxy from any location in the world 24 hours a day, 7 days a week, up until 11:59 p.m., Eastern Time on April 23, 2018 by visiting the website provided on the Notice of Internet Availability of Proxy Materials (Notice of Availability) or voting instruction card. If you vote by using the Internet, you do not need to return your proxy card or voting instruction card.

•
Vote By Telephone:  If you live in the United States, you may use any touch-tone telephone to vote your proxy toll-free 24 hours a day, 7 days a week, up until 11:59 p.m., Eastern Time on April 23, 2018. The telephone number is printed on your proxy card or voting instruction card. If you vote by telephone, you do not need to return your proxy card or voting instruction card.

•
Vote By Mail:  If you received or requested a paper copy of the materials, you may submit your proxy by signing your proxy card or, for shares held in street name, the voting instruction card included by your broker, trustee, or nominee, and mailing it in the enclosed, postage-paid, addressed envelope. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign, but do not provide instructions, your shares will be voted as the Board recommends. Mark, sign, and date your proxy card and return it in the postage-paid envelope provided as soon as possible as it must be received by the Company prior to April 24, 2018, the Annual Meeting date.

•
Vote In Person:  For information on how record holders and beneficial owners of shares held in street can vote in person, please refer to "How can I vote at the Annual Meeting if I attend in person?" on page 56. Record holders, beneficial owners and legal proxy holders should also refer to "What should I bring to the Annual Meeting if I attend in person?" on page 55 for the Annual Meeting admission and voting requirements. Stockholders holding shares in a joint account may attend the meeting if they provide proof of joint ownership, and if each stockholder follows the admission requirements described below.

May I Change My Vote?

You may change your proxy instructions or revoke your proxy at any time prior to the vote at the Annual Meeting. For shares held directly in your name, you may accomplish this by: (a) delivering a written notice of revocation bearing a later date than the proxy being revoked, (b) signing and delivering a later dated written proxy relating to the same shares, or (c) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). For shares held in street name, you may change your vote by submitting new voting instructions to your broker, trustee, or nominee, or by obtaining a legal proxy from your broker and voting your shares by ballot at the Annual Meeting.

What Should I Bring to the Annual Meeting If I Attend In Person?

Registration for the Annual Meeting will begin at 8 a.m., Eastern Time. Please allow ample time for check-in. No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Annual Meeting. For admission to the Annual Meeting, all individuals attending must provide personal identification (such as a driver's license or passport), as well as the following:

If you are a record holder (i.e., you hold your shares through our transfer agent, Computershare), you must bring either a copy of the proxy card you received as part of your proxy materials, a copy of your Computershare account statement indicating your ownership of our common stock as of the record date, or the Notice of Availability, if you received one.

If you hold your shares in street name (i.e., through a bank, broker, trustee or other nominee), you must bring either the voting instruction card you received from your bank, trustee, broker or other nominee as part of your proxy materials, a copy of your brokerage statement indicating your ownership of our common stock as of the record date, or the Notice of Availability, if you received one.

If you are not a stockholder, but are attending the meeting as proxy for a stockholder, you must bring a valid legal proxy. If you attend as a proxy for a record holder, you must present a valid legal proxy from the record holder to you. If you attend as a proxy for a street name holder, you must present a valid legal proxy from the record holder (i.e., the bank, broker, trustee, or other nominee) to the street name holder that is assignable, as well as a valid legal proxy from the street name holder to you. Stockholders may only appoint one proxy holder to attend the Annual Meeting on their behalf.

QUESTIONS AND ANSWERS 56

How Can I Vote At the Annual Meeting If I Attend in Person?

If you are a record holder (i.e., you hold your shares through our transfer agent, Computershare) and wish to vote your shares in person at the Annual Meeting, you will need to bring proof of ownership as described above and a ballot will be provided to you at the Annual Meeting.

If you hold your shares in street name (i.e., through a bank, broker or other nominee) and wish to vote your shares in person at the Annual Meeting, you will need to ask your bank, broker or other nominee to furnish you with a legal proxy. You will need to bring proof of ownership as described above and the legal proxy with you to the Annual Meeting and hand it in with a signed ballot that will be provided to you at the Annual Meeting. You will not be able to vote your shares at the Annual Meeting without a legal proxy. If you do not have a legal proxy, you can still attend the Annual Meeting but you will not be able to vote your shares at the Annual Meeting. Accordingly, we encourage you to vote your shares in advance, even if you intend to attend the Annual Meeting. Please note that if you request a legal proxy, any previously executed proxy will be revoked, and your vote will not be counted unless you appear at the Annual Meeting and vote in person or legally appoint another proxy to vote on your behalf.

What Happens If I Do Not Provide Instructions as to How to Vote?

If you sign your proxy card or voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the Board.

Where Can I Obtain the List of Stockholders Entitled to Vote?

The names of stockholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the meeting for any purpose germane to the Annual Meeting, between the hours of 8:30 a.m. and 5:00 p.m., Eastern Time, at our principal executive offices at 804 Carnegie Center, Princeton, New Jersey 08540. Please contact our Corporate Secretary if you wish to review the list of stockholders at our principal executive offices.

Who Pays the Cost of Solicitation of Proxies?

We will pay for the cost of preparing, assembling, printing, mailing and distributing these proxy materials. Our directors, officers and certain employees of NRG may solicit proxies or votes in person, by telephone, or by electronic communication. Such individuals will not receive any additional compensation for these solicitation activities. We have retained MacKenzie Partners, Inc. to assist us in soliciting your proxy for an estimated fee of $15,000, plus reasonable out-of-pocket expenses. We will also reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and any other solicitation materials to beneficial owners of our common stock.

Who is the Company's Transfer Agent?

Our transfer agent is Computershare. All communications concerning stockholder inquiries can be handled by contacting NRG Yield, Inc. c/o Computershare, Computershare Investor Services, by regular mail to P.O. Box 505000, Louisville, KY 40233-5000, by overnight delivery to 462 South 4th Street, Suite 1600, Louisville, KY 40202, or by telephone at 1-877-498-8861, or 1-781-575-2725 (outside the U.S. and Canada), or 1-800-952-9245 (Hearing Impaired-TTY). Their website is http://www.computershare.com. Certificates for transfer and address changes should be sent either by regular mail to Computershare, P.O. Box 505000, Louisville, KY 40233-5000 or by overnight delivery to Computershare, 462 South 4th Street, Suite 1600, Louisville, KY 40202.

Why Did I Receive a One-Page Notice In the Mail Regarding the Internet Availability of Proxy Materials Instead of a Full Set of Proxy Materials?

Pursuant to rules adopted by the SEC, we are using the Internet as the primary means of furnishing proxy materials to stockholders. Accordingly, we are sending the Notice of Availability to our stockholders. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice of Availability or request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice of Availability. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of our annual meetings.

Where Can I Find Directions To the Annual Meeting?

Directions to the Annual Meeting can be found at the Hyatt Regency Princeton's website at http://www.princeton.regency.hyatt.com/en/hotel/our-hotel/map-and-directions.html.

What is "Householding"?

We have adopted a procedure approved by the SEC called "householding." Under this procedure, multiple stockholders who share the same last name and address and do not participate in electronic delivery will receive only one copy of the proxy materials or the Notice of Availability. We have undertaken householding to reduce our printing costs and postage fees. Stockholders may elect to receive individual copies of the proxy materials or Notice of Availability at the same address by contacting Broadridge Financial Solutions, Inc. by telephone at 1-866-540-7095, by mail at Broadridge Financial Solutions, Inc., Householding

QUESTIONS AND ANSWERS 57

Department, 51 Mercedes Way, Edgewood, New York 11717, or by e-mail at sendmaterial@proxyvote.com. Stockholders who are receiving individual copies of such materials, and who would like to receive single copies at a shared address, may contact Broadridge Financial Solutions, Inc. with this request by using the contact information provided above.

How Can I Request Additional Materials?

Stockholders may request additional copies of the proxy materials or Notice of Availability by contacting Broadridge Financial Solutions, Inc. by telephone at 1-800-579-1639 or by e-mail at sendmaterial@proxyvote.com.

Whom Should I Call If I Have Questions About the Annual Meeting?

If you have any questions or need any assistance in voting your shares, please contact our proxy solicitor:

MacKenzie Partners, Inc.
105 Madison Avenue,
New York, NY 10016

Toll Free: (800) 322-2885
Collect: (212) 929-5500
Fax: (212) 929-0308
Email: proxy@mackenziepartners.com

***

REQUIREMENTS FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE 2019 ANNUAL MEETING OF STOCKHOLDERS 58
Requirements for Submission of Stockholder
Proposals for the 2019 Annual Meeting
of Stockholders

Stockholder Proposals for Inclusion in the Company's Proxy Statement for the 2019 Annual Meeting of Stockholders

DEADLINE

In order for a stockholder proposal to be considered for inclusion in our proxy statement for the 2019 Annual Meeting, our Corporate Secretary must receive the proposal no later than the close of business on November 15, 2018, which is the 120th day prior to the first anniversary of the date on which this Proxy Statement was first released to our stockholders in connection with the 2018 Annual Meeting. If we change the date of the 2019 Annual Meeting by more than 30 days from the anniversary of this year's Annual Meeting, stockholder proposals must be received a reasonable time before we begin to print and mail the proxy materials for the 2019 Annual Meeting in order to be considered for inclusion in our proxy statement.

METHOD OF SUBMITTING PROPOSALS

Proposals must be sent via registered, certified, or express mail (or other means that allows the stockholder to determine when the proposal was received by the Corporate Secretary) to the Corporate Secretary, NRG Yield, Inc., 804 Carnegie Center, Princeton, New Jersey 08540. Proposals must contain the information required under our Bylaws, a copy of which is available upon request to our Corporate Secretary, and also must comply with the SEC's regulations regarding the inclusion of stockholder proposals in Company-sponsored proxy materials.

Stockholder Proposals or Stockholder Nomination of Director to be Brought at the 2019 Annual Meeting (Without Inclusion in the Company's Proxy Statement)

Alternatively, stockholders intending to present a proposal or nominate a director for election at the 2019 Annual Meeting without having the proposal or nomination included in our proxy statement must comply with the requirements set forth in our Bylaws and summarized below.

DEADLINE

Our Bylaws require, among other things, that our Corporate Secretary receive the proposal or nomination no earlier than the close of business on the 120th day, and no later than the close of business on the 90th day, prior to the first anniversary of this year's Annual Meeting, unless the 2019 Annual Meeting is more than 30 days before or more than 70 days after such anniversary date. For our 2019 Annual Meeting, our Corporate Secretary must receive the proposal or nomination no earlier than December 24, 2018 and no later than the close of business on January 24, 2019, unless the 2019 Annual Meeting is held earlier than March 25, 2019 or later than July 3, 2019, in which case the proposal or nomination should be received no earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (a) the 90th day prior to the date of the 2019 Annual Meeting or (b) the 10th day following the day on which the date of the 2019 Annual Meeting is first publicly announced by the Company.

INFORMATION REQUIRED

The proposal or nomination must contain the information required by Article II, Section 11 of the Bylaws, a copy of which is available upon request to our Corporate Secretary. If the stockholder does not meet the applicable deadlines or comply with the requirements of SEC Rule 14a-4, we may exercise discretionary voting authority under proxies we solicit to vote, in accordance with our best judgment, on any such proposal.

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 04/23/2018. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. NRG YIELD, INC. C/O OFFICE OF GENERAL COUNSEL 804 CARNEGIE CENTER PRINCETON NJ 08540-6213 VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 04/23/2018. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For Withhold For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the AllAll The Board of Directors recommends a vote FOR all the nominees listed. nominee(s) on the line below. 0 0 0 1. Election of Directors: Nominees 01) Mauricio Gutierrez 06) Ferrell P. McClean 02) John F. Chlebowski 07) Christopher S. Sotos 03) Kirkland B. Andrews 04) John Chillemi 05) Brian R. Ford The Board of Directors recommends you vote FOR Proposals 2 and 3. 2. To approve, on a non-binding advisory basis, NRG Yield, Inc.'s executive compensation. For 0 0 Against 0 0 Abstain 0 0 3. To ratify the appointment of KPMG LLP as NRG Yield, Inc.'s independent registered public accounting firm for the 2018 fiscal year. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. 0 For address change/comments, mark here. (see reverse for instructions) Please indicate if you plan to attend this meeting Yes 0 No 0 Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title as such. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000357309_1 R1.0.1.17

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com NRG YIELD, INC. ANNUAL MEETING OF STOCKHOLDERS April 24, 2018 9:00 A.M. (Eastern Time) Hyatt Regency Princeton 102 Carnegie Center Princeton, NJ 08540 This Proxy/Voting Instruction Card is Solicited on Behalf of the Board of Directors of NRG Yield, Inc. for the 2018 Annual Meeting of Stockholders. The undersigned hereby constitutes and appoints Christopher S. Sotos and Brian E. Curci, and each of them, attorneys and proxies with full power of substitution, to represent the undersigned and to vote all shares of Class A common stock, $0.01 par value, Class B common stock, $0.01 par value, Class C common stock, $0.01 par value and Class D common stock, $0.01 par value, of NRG Yield, Inc. (the "Company"), that the undersigned would be entitled to vote if personally present at the 2018 Annual Meeting of Stockholders of the Company, to be held on April 24, 2018, at 09:00 AM (Eastern Time) at the Hyatt Regency Princeton, 102 Carnegie Center, Princeton, NJ 08540, and at any adjournments or postponement thereof (the "Meeting"), as herein specified and in such proxyholder's discretion upon any other matter that may properly come before the Meeting including, without limitation, to vote on the election of such substitute nominees as such proxies may select in the event nominee(s) named on their card become(s) unable to serve as director. By granting this proxy, the undersigned hereby revokes any proxy previously granted by the undersigned. THIS PROXY WILL BE VOTED AS DIRECTED. IF NOT OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES LISTED UNDER PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3. Address change/comments: (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) (Continued and to be signed on reverse side) 0000357309_2 R1.0.1.17